                                                                     Exhibit 4.2

                              HMH PROPERTIES, INC.,


                                     Issuer,


                                       and


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN


                                       and


                              MARINE MIDLAND BANK,


                                     Trustee



                         AMENDED AND RESTATED INDENTURE

                            Dated as of July 10, 1997


                                  $600,000,000
                      9 1/2% Senior Secured Notes due 2005

                                TABLE OF CONTENTS

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ARTICLE I.          DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

         SECTION 1.1.        Definitions..........................................................................1
         SECTION 1.2.        Incorporation By Reference of TIA...................................................19
         SECTION 1.3.        Rules of Construction...............................................................19

ARTICLE II.         THE SECURITIES...............................................................................20

         SECTION 2.1.        Form and Dating.....................................................................20
         SECTION 2.2.        Execution and Authentication........................................................20
         SECTION 2.3.        Registrar and Paying Agent..........................................................21
         SECTION 2.4.        Paying Agent to Hold Assets in Trust................................................21
         SECTION 2.5.        Securityholder Lists................................................................21
         SECTION 2.6.        Transfer and Exchange...............................................................22
         SECTION 2.7.        Replacement Securities..............................................................26
         SECTION 2.8.        Outstanding Securities..............................................................27
         SECTION 2.9.        Treasury Securities.................................................................27
         SECTION 2.10.       Temporary Securities................................................................27
         SECTION 2.11.       Cancellation........................................................................27
         SECTION 2.12.       Defaulted Interest..................................................................27

ARTICLE III.        REDEMPTION...................................................................................28

         SECTION 3.1.        Optional Redemption.................................................................28
         SECTION 3.2.        Notices to Trustee and Paying Agent.................................................28
         SECTION 3.3.        Selection of Securities to Be Redeemed..............................................29
         SECTION 3.4.        Notice of Redemption................................................................29
         SECTION 3.5.        Effect of Notice of Redemption......................................................30
         SECTION 3.6.        Deposit of Redemption Price.........................................................30
         SECTION 3.7.        Securities Redeemed in Part.........................................................30

ARTICLE IV.         COVENANTS....................................................................................31

         SECTION 4.1.        Payment of Securities...............................................................31
         SECTION 4.2.        Maintenance of Office or Agency.....................................................31
         SECTION 4.3.        Limitation on Restricted Payments...................................................31
         SECTION 4.4.        Corporate Existence.................................................................32
         SECTION 4.5.        Payment of Taxes and Other Claims...................................................32
         SECTION 4.6.        Maintenance of Properties and Insurance.............................................32
         SECTION 4.7.        Compliance Certificate; Notice of Default...........................................33
         SECTION 4.8.        Reports.............................................................................33
         SECTION 4.9.        Limitation on Status as Investment Company..........................................33
         SECTION 4.10.       Limitation on Transactions with Affiliates..........................................33
         SECTION 4.11.       Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock..34
         SECTION 4.12.       Limitations on Dividends and other Payment Restrictions Affecting Subsidiaries......35
         SECTION 4.13.       Limitations on Liens................................................................35
         SECTION 4.14.       Limitation on Sale of Assets and Subsidiary Stock...................................35
         SECTION 4.15.       Waiver of Stay, Extension or Usury Laws.............................................38
         SECTION 4.16.       Limitation on Investments in Non-Guarantor Subsidiaries.............................38

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                                       i
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ARTICLE V.          SUCCESSOR CORPORATION........................................................................39

         SECTION 5.1.        Limitation on Merger, Sale or Consolidation.........................................39
         SECTION 5.2.        Successor Corporation Substituted...................................................39

ARTICLE VI.         EVENTS OF DEFAULT AND REMEDIES...............................................................39

         SECTION 6.1.        Events of Default...................................................................39
         SECTION 6.2.        Acceleration of Maturity Date; Rescission and Annulment.............................41
         SECTION 6.3.        Collection of Indebtedness and Suits for Enforcement by Trustee.....................42
         SECTION 6.4.        Trustee May File Proofs of Claim....................................................42
         SECTION 6.5.        Trustee May Enforce Claims Without Possession of Securities.........................43
         SECTION 6.6.        Priorities..........................................................................43
         SECTION 6.7.        Limitation on Suits.................................................................43
         SECTION 6.8.        Unconditional Right of Holders to Receive Principal, Premium and Interest...........44
         SECTION 6.9.        Rights and Remedies Cumulative......................................................44
         SECTION 6.10.       Delay or Omission Not Waiver........................................................44
         SECTION 6.11.       Control by Holders..................................................................44
         SECTION 6.12.       Waiver of Past Default..............................................................45
         SECTION 6.13.       Undertaking for Costs...............................................................45
         SECTION 6.14.       Restoration of Rights and Remedies..................................................45

ARTICLE VII.        TRUSTEE......................................................................................45

         SECTION 7.1.        Duties of Trustee...................................................................46
         SECTION 7.2.        Rights of Trustee...................................................................46
         SECTION 7.3.        Individual Rights of Trustee........................................................47
         SECTION 7.4.        Trustee's Disclaimer................................................................47
         SECTION 7.5.        Notice of Default...................................................................48
         SECTION 7.6.        Reports by Trustee to Holders.......................................................48
         SECTION 7.7.        Compensation and Indemnity..........................................................48
         SECTION 7.8.        Replacement of Trustee..............................................................49
         SECTION 7.9.        Successor Trustee by Merger, Etc....................................................49
         SECTION 7.10.       Eligibility; Disqualification.......................................................50
         SECTION 7.11.       Preferential Collection of Claims Against Company...................................50

ARTICLE VIII.       LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................................................50

         SECTION 8.1.        Option to Effect Legal Defeasance or Covenant Defeasance............................50
         SECTION 8.2.        Legal Defeasance and Discharge......................................................50
         SECTION 8.3.        Covenant Defeasance.................................................................50
         SECTION 8.4.        Conditions to Legal or Covenant Defeasance..........................................51
         SECTION 8.5.        Deposited Cash and U.S. Government Obligations to be Held in Trust; Other
                               Miscellaneous Provisions..........................................................52
         SECTION 8.6.        Repayment to the Company............................................................52
         SECTION 8.7.        Reinstatement.......................................................................52

ARTICLE IX.         AMENDMENTS, SUPPLEMENTS AND WAIVERS..........................................................53

         SECTION 9.1.        Supplemental Indentures Without Consent of Holders..................................53
         SECTION 9.2.        Amendments, Supplemental Indentures and Waivers with Consent of Holders.............53

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                                      ii
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         SECTION 9.3.        Compliance with TIA.................................................................54
         SECTION 9.4.        Revocation and Effect of Consents...................................................55
         SECTION 9.5.        Notation on or Exchange of Securities...............................................55
         SECTION 9.6.        Trustee to Sign Amendments, Etc.....................................................55

ARTICLE X.          RESERVED.....................................................................................56


ARTICLE XI.         RIGHT TO REQUIRE REPURCHASE..................................................................56

         SECTION 11.1.       Repurchase of Securities at Option of the Holder Upon a Change of Control...........56

ARTICLE XII.        SECURITY.....................................................................................58

         SECTION 12.1.       Pledge of the Pledged Shares........................................................58
         SECTION 12.2.       Delivery of Pledged Shares and Subsequent Changes Affecting the Pledged Shares......59
         SECTION 12.3.       Supplements, Further Assurances.....................................................60
         SECTION 12.4.       Voting Rights; Dividends; Etc.......................................................60
         SECTION 12.5.       Collateral Agent Appointed Attorney-In-Fact.........................................61
         SECTION 12.6.       Collateral Agent May Perform........................................................62
         SECTION 12.7.       Reasonable Care.....................................................................62
         SECTION 12.8.       Remedies Upon Default; Decisions Relating to Exercise of Remedies; Limitations on
                               Exercise of Remedies..............................................................62
         SECTION 12.9.       Application of Proceeds.............................................................64
         SECTION 12.10.      Recording, Etc......................................................................64
         SECTION 12.11.      Termination.........................................................................65
         SECTION 12.12.      Continuing Security Interest........................................................65
         SECTION 12.13.      The Collateral Agent................................................................65
         SECTION 12.14.      Agreement With Collateral Agent.....................................................68
         SECTION 12.15.      Modifications at Such Time as any Permitted Lien Indebtedness Ceases to be
                               Outstanding.......................................................................68

ARTICLE XIII.       GUARANTY.....................................................................................68

         SECTION 13.1.       Guaranty............................................................................68
         SECTION 13.2.       Execution and Delivery of Guaranty..................................................70
         SECTION 13.3.       Future Subsidiary Guarantors........................................................70
         SECTION 13.4.       Subsidiary Guarantor May Consolidate, Etc., on Certain Terms........................70
         SECTION 13.5.       Release of Subsidiary Guarantors and Collateral.....................................71
         SECTION 13.6.       Certain Bankruptcy Events...........................................................72

ARTICLE XIV.        MISCELLANEOUS................................................................................72

         SECTION 14.1.       TIA Controls........................................................................72
         SECTION 14.2.       Notices.............................................................................72
         SECTION 14.3.       Communications by Holders with Other Holders........................................73
         SECTION 14.4.       Certificate and Opinion as to Conditions Precedent..................................73
         SECTION 14.5.       Statements Required in Certificate or Opinion.......................................74
         SECTION 14.6.       Rules by Trustee, Paying Agent, Registrar...........................................74
         SECTION 14.7.       Non-Business Days...................................................................74
         SECTION 14.8.       Governing Law.......................................................................74
         SECTION 14.9.       No Adverse Interpretation of Other Agreements.......................................75
         SECTION 14.10.      No Recourse against Others..........................................................75
         SECTION 14.11.      Successors..........................................................................75

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                                      iii
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         SECTION 14.12.      Duplicate Originals.................................................................75
         SECTION 14.13.      Severability........................................................................75
         SECTION 14.14.      Table of Contents, Headings, Etc....................................................75
         SECTION 14.15.      Qualification of Indenture..........................................................75
         SECTION 14.16.      Registration Rights.................................................................75

SIGNATURES          .............................................................................................76


EXHIBIT A           ............................................................................................A-1

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                                      iv

     This AMENDED AND RESTATED INDENTURE, dated as of July 10, 1997, by and among HMH Properties, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors referred to below and Marine Midland Bank, as Trustee.

     WHEREAS, the Company, such Subsidiary Guarantors and the Trustee entered into that certain Indenture dated as of May 25, 1995, as amended by that certain First Supplemental Indenture dated as of October 20, 1995 and that certain Second Supplemental Indenture dated as of June 6, 1997 and wish further to amend and restate such Indenture to the extent set forth herein.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Series A Senior Secured Notes due 2005 and the Company's 9 1/2% Series B Senior Secured Notes due 2005 exchanged for the 9 1/2% Series A Senior Secured Notes due 2005:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.         Definitions.

     "Acceleration Notice" shall have the meaning specified in Section 6.2.
      -------------------

     "Acceptance Amount" shall have the meaning specified in Section 4.14.
      -----------------

     "Acquired Indebtedness" means Indebtedness of any person existing at the
      ---------------------
time such person becomes a Subsidiary of the Company or is merged or consolidated into or with the Company or one of its Subsidiaries or the assets of such person shall have been acquired by the Company or a Subsidiary of the Company, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Subsidiary of the Company, or such assets being acquired by the Company or a Subsidiary of the Company.

     "Acquisition" means the purchase or other acquisition of any
      -----------
person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Acquisitions" means HMC Acquisition Properties, Inc., a Delaware
      ------------
corporation and an indirect subsidiary of Host Marriott Corporation.

     "Acquisitions Issue Date" means the date of first issuance of the
      -----------------------
Acquisitions Notes under the Acquisitions Indenture.

     "Acquisitions Indenture" means the Indenture dated as of December 20, 1995
      ----------------------
among Acquisitions, the Initial Guarantor named therein and Marine Midland Bank, as trustee, pursuant to which Acquisitions issued the Acquisitions Notes, as amended and restated.

     "Acquisitions Notes" means the 9% Senior Notes due 2007 of Acquisitions,
      ------------------
which will become the principal obligation of the Company upon consummation of the Merger.

     "Affiliate" means any person directly or indirectly controlling or
      ---------
controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" shall have the meaning specified in Section 4.10.
      ---------------------

                  "Agent" means any authenticating agent, Registrar, Paying
                   -----
Agent or transfer agent.

                  "Agreement With Collateral Agent" shall have the meaning
                   -------------------------------
specified in Section 12.14.

                  "Amendment Date" means the date upon which the amendments
                   --------------
effected by that certain Supplemental Indenture dated July 10, 1997 by and among the Company, the Subsidiary Guarantors and the Trustee modifying the terms of the Indenture became operative.

                  "Applicable Percentage" means (i) 15% for the 12 month period
                   ---------------------
commencing on the Amendment Date, and (ii) 20% thereafter.

                  "Asset Sale" shall have the meaning specified in Section 4.14.
                   ----------

                  "Asset Sale Offer" shall have the meaning specified in Section
                   ----------------
4.14.

                  "Average Life" means, as of the date of determination, with
                   ------------
respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products obtained by multiplying (a) the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument times (b) the amount of such respective principal (or redemption) payment, by (ii) the sum of all such principal (or redemption) payments.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar
                   --------------
Federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" or "beneficial ownership" for purposes of
                   ----------------      --------------------
the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "Board of Directors" means, with respect to any Person, the
                   ------------------
Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a duly
                   ----------------
adopted resolution of the Board of Directors of such Person.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday
                   ------------
and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                  "Capitalized Lease Obligation" means rental obligations under
                   ----------------------------
a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any corporation, any
                   -------------
and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "Cash" or "cash" means such coin or currency of the United
                   ----
States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Cash Equivalents" means (i) securities issued or directly and
                   ----------------
fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at the time of purchase at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition.

                  "Change of Control" means (i) any sale, transfer or other
                   -----------------
conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13 (d) and 14 (d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "Person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company) then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such 12-month period constituted the Board of Directors of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company) (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or Host Marriott, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Host Marriott, as applicable, then in office, (iv) a "change of control" or similar event shall occur under any other issue of Indebtedness of the Company, Host Marriott (for so long as Host Marriott is a Parent of the Company) or their respective Subsidiaries with an aggregate principal amount in excess of $20 million, or (v) in the case of the Company only, Host Marriott ceases to own directly or indirectly a majority of the equity interests of the Company; provided, however, a sale by the Company of all of the Courtyards or Residence Inns, or the pro rata distribution by Host Marriott to its shareholders of shares of the Company or shares of any of Host Marriott's other Subsidiaries, including without limitation HMTP, or a sale of all or substantially all of the assets of HMTP by Host Marriott shall not, in and of itself, constitute a Change of Control for purposes of this paragraph.

                  "Change of Control Offer" shall have the meaning specified in
                   -----------------------
Section 11.1.

                  "Change of Control Offer Period" shall have the meaning
                   ------------------------------
specified in Section 11.1.

                  "Change of Control Payment" shall have the meaning specified
                   -------------------------
in Section 11.1.

                  "Change of Control Payment Date" shall have the meaning
                   ------------------------------
specified in Section 11.1.

                  "Change of Control Put Date" shall have the meaning specified
                   --------------------------
in Section 11.1.

                  "Change of Control Triggering Event" means the occurrence of
                   ----------------------------------
both a Change of Control and a Rating Decline.

                  "Code" means the Internal Revenue Code of 1986, as amended.
                   ----

                  "Collateral" means the Pledged Collateral.
                   ----------

                  "Collateral Agent" means the person named as the "Collateral
                   ----------------
Agent" in Section 12.13 (a), until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Collateral Agent" shall mean or include any person who is then Collateral Agent hereunder.

                  "Commission" means the SEC.
                   ----------

                  "Company" means the party named as such in this Indenture
                   -------
until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

                  "Computation Period" shall have the meaning specified in
                   ------------------
Section 4.3.

                  "Consolidated Coverage Ratio" of any person on any date of
                   ---------------------------
determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

                  "Consolidated EBITDA" means, for any Person and period, the
                   -------------------
Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (A)(i) Consolidated Interest Expense,
(ii) provisions for taxes based on income, (iii) depreciation and amortization expense (provided, that the depreciation and amortization expense of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent person in such Subsidiary), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period, (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary of such Person from any other Person which is not a Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting, to the extent that (a) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and
(b) (x) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the date of this Indenture that have been included in Consolidated EBITDA pursuant to this clause
(v), do not exceed (y) the cumulative net income of such other Person attributable to the equity interests of the Person (or Subsidiary of the Person) whose Consolidated EBITDA is being determined, and (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, minus (B) the sum of
(i) all noncash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person when reserved or accrued; all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

                  "Consolidated Interest Expense" of any person means, for any
                   -----------------------------
period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the Securities as described herein) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person' s Subsidiary Guarantors); provided, however, that interest, dividends or other payments or accruals of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent Person in such Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                  "Consolidated Net Income" means, with respect to any Person
                   -----------------------
for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) net income (or loss) of any other Person which is not a Subsidiary of the Person or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries (other than Non-Guarantor Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii) , (iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication.

                  "Consolidated Net Worth" of any person at any date means the
                   ----------------------
aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

                  "Consolidated Subsidiary" means, for any person, each
                   -----------------------
Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

                  "Courtyards" means the 33 Courtyard properties owned by the
                   ----------
Company or its Subsidiaries at the Issue Date.

                  "Covenant Defeasance" shall have the meaning specified in
                   -------------------
Section 8.3.

                  "Custodian" means any receiver, trustee, assignee, liquidator,
                   ---------
sequestrator or similar official under any Bankruptcy Law.

                  "Debt Incurrence Ratio" shall have the meaning specified in
                   ---------------------
Section 4.11.

                  "Default" means any event or condition that is, or after
                   -------
notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" shall have the meaning specified in
                   ------------------
Section 2.12.

                  "Definitive Securities" means Securities that are in the form
                   ---------------------
of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

                  "Depositary" means, with respect to the Securities issuable or
                   ----------
issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Capital Stock" means (a) except as set forth in
                   --------------------------
clause (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference or redemption or repayment provisions.

                  "DTC" shall have the meaning specified in Section 2.3.
                   ---

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time, and any successor statute.

                  "Event of Default" shall have the meaning specified in Section
                   ----------------
6.1.

                  "Excess Proceeds" shall have the meaning specified in Section
                   ---------------
4.14.

                  "Excess Proceeds Date" shall have the meaning specified in
                   --------------------
Section 4.14.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Securities" means the 9 1/2% Series B Senior Secured
                   -------------------
Notes due 2005, issued pursuant to this Indenture in connection with the offer to exchange the Initial Securities made by the Company and the Subsidiary Guarantors pursuant to the Registration Rights Agreement.

                  "Excluded Guaranty Subsidiary" shall have the meaning
                   ----------------------------
specified in Section 13.3.

                  "Excluded Person" means, in the case of the Company, Host
                   ---------------
Marriott or any wholly owned subsidiary of Host Marriott.

                  "Excluded Share Subsidiary" shall have the meaning specified
                   -------------------------
in Section 12.1.

                  "Excluded Shares" shall have the meaning specified in Section
                   ---------------
12.1.

                  "Exempted Affiliate Transactions" means (a) employee
                   -------------------------------
compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) payments of reasonable directors' fees and expenses, (c) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company,
(d) Permitted Tax Payments, (e) Permitted Sharing Arrangements, (f) Procurement Contracts, (g) Management Agreements and (h) Restricted Payments permitted under
Section 4.3.

                  "Existing Assets" means assets of the Company and its
                   ---------------
Subsidiaries existing at the Amendment Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale, transfer or other disposition of such assets and assets acquired in whole or in part with proceeds from the sale, transfer or other disposition of any such assets.

                  "Existing Indebtedness" means, with respect to the Company and
                   ---------------------
its Subsidiaries, Indebtedness existing or outstanding at the Issue Date.

                  "Fair Market Value" or "fair market value" means, with respect
                   -----------------      -----------------
to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

                  "Final Put Date" shall have the meaning specified in Section
                   --------------
4.14.

                  "Future Subsidiary Guarantor" shall have the meaning specified
                   ---------------------------
in Section 13.3.

                  "Future Subsidiary Guarantor Shares" shall have the meaning
                   ----------------------------------
specified in Section 12.1.

                  "GAAP" means United States generally accepted accounting
                   ----
principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

                  "Global Security" means a Security that contains the paragraph
                   ---------------
referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

                  "Guaranty" shall have the meaning provided in Section 13.1.
                   --------

                  "HMTP" means Host Marriott Travel Plazas, Inc., a Delaware
                   ----
corporation.

                  "Holder" or "Securityholder" means the Person in whose name a
                   ------
Security is registered on the Registrar's books.

                  "Host Marriott" means Host Marriott Corporation, a Delaware
                   -------------
corporation and the ultimate Parent of the Company.

                  "Incur" or "incur" shall have the meaning specified in Section
                   -----      -----
4.11.

                  "Incurrence Date" shall have the meaning specified in Section
                   ---------------
4.11.

                  "Indebtedness" of any person means, without duplication, (a)
                   ------------
all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; and (d) all obligations to purchase, redeem or acquire any Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented
                   ---------
from time to time in accordance with the terms hereof.

                  "Initial Distributions" means (i) the distribution to the
                   ---------------------
Company's Parent of all the net proceeds of the sale of the Initial Securities and (ii) the consummation of the Transfers, whether occurring prior to, on or after the Issue Date.

                  "Initial Purchasers" means Donaldson, Lufkin & Jenrette
                   ------------------
Securities Corporation, Goldman, Sachs & Co., BT Securities Corporation, Citicorp Securities, Inc., Montgomery Securities, Salomon Brothers Inc. and Smith Barney Inc.

                  "Initial Securities" means the 9 1/2 % Series A Senior Secured
                   ------------------
Notes due 2005 issued under this Indenture.

                  "Interest Payment Date" means the stated due date of an
                   ---------------------
installment of interest on the Securities.

                  "Interest Swap and Hedging Obligation" means any obligation of
                   ------------------------------------
any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

                  "Investment" by any person in any other person means (without
                   ----------
duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than the guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any Subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made) at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its Fair Market Value at the time of such transfer.

                  "Investment Grade" means a currently effective rating by S&P
                   ----------------
of BBB- (or subsequent equivalent rating) or higher, and Moody's of Baa3 (or subsequent equivalent rating) or higher (or if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, reasonably selected by the Company in good faith, which shall be substituted for S&P or Moody's or both, as the case may be).

                  "Issue Date" means the date of first issuance of the
                   ----------
Securities under this Indenture.

                  "Leaseback Subsidiary" means a Subsidiary of the Company which
                   --------------------
has no assets other than (i) leases, management agreements, rights to deferred sales proceeds, and other rights pertaining to Residence Inns sold to an unaffiliated person by the Company or its Subsidiaries and leased back by such Subsidiary, (ii) working capital and other assets associated with the Residence Inns leased by such Subsidiary and (iii) a de minimis amount of other assets related to the foregoing.

                  "Legal Defeasance" shall have the meaning specified in Section
                   ----------------
8.2.

                  "Lien" means any mortgage, lien, pledge, charge, security
                   ----
interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                  "Management Agreements" means the management agreements and
                   ---------------------
franchise agreements between the Company and Marriott International or another person relating to the operation of the Company's lodging properties.

                  "Marriott International" means Marriott International, Inc., a
                   ----------------------
Delaware corporation, and its Subsidiaries.

                  "Maturity Date" means, when used with respect to any Security,
                   -------------
the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Offer to Purchase).

                  "Merger" means the merger of Acquisitions with and into the
                   ------
Company.

                  "Moody's" means Moody's Investors Service, Inc. and its
                   -------
successors.

                  "Net Cash Proceeds" means the aggregate amount of Cash or Cash
                   -----------------
Equivalents received by the Company, in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, (i) the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and (ii) (in the case of an Asset Sale only) less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale; provided, however, that in the case of Cash or Cash Equivalents received, or expenses paid or payable, by a Subsidiary that is not a wholly owned Subsidiary of the Company, only that portion of the receipts and expenses which are equal to the Company's proportionate ownership of such Subsidiary shall be included in calculating Net Cash Proceeds.

                  "Net Non-Guarantor Investment" means the amount equal to the
                   ----------------------------
aggregate Investments made by the Company and the Subsidiary Guarantors in Non-Guarantor Subsidiaries from and after the Amendment Date, minus the aggregate amount of any dividends, distributions or other payments received from and after the Amendment Date by the Company and/or any Subsidiary Guarantor(s) in respect of Investments in Non-Guarantor Subsidiaries.

                  "New Notes" means senior notes of the Company ranking pari
                   ---------
passu as to payment of principal and interest with the Securities in an aggregate principal amount not to exceed $600 million which New Notes the Company currently intends to issue on or before September 30, 1997.

                  "New Notes Issuance Date" means the date on which the New
                   -----------------------
Notes are issued.

                  "Non-Guarantor Subsidiary" means any Subsidiary that is not a
                   ------------------------
Subsidiary Guarantor.

                  "Non-recourse Purchase Money Indebtedness" means Indebtedness
                   ----------------------------------------
of the Company or its Subsidiaries to the extent that, (i) under the terms thereof or pursuant to law, no personal recourse may be had against the Company or its Subsidiaries (other than Special Purpose Subsidiaries) for the payment of the principal of or interest or premium on such Indebtedness, and enforcement of obligations on such Indebtedness (except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects) is limited only to recourse against interests in specified assets and property (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets; (ii) such Indebtedness (x) is incurred concurrently with the acquisition by the Company or its Subsidiaries of such Subject Assets or a Person (or interests in a Person) holding such Subject Assets, or (y) constitutes Refinancing Indebtedness with respect to Indebtedness so incurred; and (iii) the Subject Assets are not Existing Assets and no Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets were used to acquire such Subject Assets.

                  "Notice of Default" shall have the meaning specified in
                   -----------------
Section 6.1(3).

                  "Obligations" shall have the meaning specified in section
                   -----------
12.1.

                  "Offer Amount" shall have the meaning specified in Section
                   ------------
4.14.

                  "Offer Price" shall have the meaning specified in Section
                   -----------
4.14.

                  "Offer to Purchase" shall have the meaning specified in
                   -----------------
Section 4.14.

                  "Offering Memorandum" means the confidential Offering
                   -------------------
Memorandum dated May 18, 1995 distributed to prospective purchasers of Securities in connection with the sale of Securities by the Company.

                  "Officer" means, with respect to the Company or a Subsidiary
                   -------
Guarantor, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Subsidiary Guarantor.

                  "Officers' Certificate" means, with respect to the Company or
                   ---------------------
a Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Subsidiary Guarantor (as applicable) and otherwise complying with the requirements of Sections 14.4 and 14.5, and delivered to the Trustee or an Agent, as applicable.

                  "Opinion of Counsel" means a written opinion from legal
                   ------------------
counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee, the Company or its Parent (including an employee of the Company or its Parent)) or an Agent, as applicable, complying with the requirements of Sections 14.4 and 14.5, and delivered to the Trustee or an Agent, as applicable.

     "Outstanding" as used with reference to the Securities shall have the
      -----------
meaning specified in Section 2.8 hereof.

     "Parent" of any person means a corporation which at the date of
      ------
determination owns, directly or indirectly, a majority of the Voting Stock of such person or of a Parent of such person.

     "Paying Agent" has the meaning specified in Section 2.3.
      ------------

     "Permitted Indebtedness" means any of the following:
      ----------------------

     (a) The Company and its Subsidiaries may Incur Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices;

     (b) The Company and its Subsidiary Guarantors may Incur Indebtedness under revolving credit loans for funded Indebtedness from time to time in the ordinary course of business up to an aggregate amount outstanding of $60 million;

     (c) The Company and its Subsidiaries may Incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under this Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

     (d) The Company may Incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company and any Subsidiary may incur Indebtedness to the Company or a Subsidiary Guarantor (subject to the requirements of Section 4.3); provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities;

     (e) The Company and its Subsidiary Guarantors may guarantee Indebtedness of the Company, the Subsidiary Guarantors or the Subsidiaries, as applicable, to the extent such guaranteed Indebtedness was permitted to be incurred under this Indenture; and

     (f) The Company and its Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances and letters of credit all in the ordinary course of business in accordance with customary industry practices in an aggregate amount outstanding at any time not to exceed $100 million less the aggregate principal amount of revolving Indebtedness incurred pursuant to clause (b) above.

     "Permitted Investment" means any of the following:
      --------------------

     (a) an Investment in Cash Equivalents;

     (b) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving Person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Subsidiaries;

     (c) an Investment in a Person, provided that (i) such Person is principally engaged in a Related Business, (ii) the Company or one or more of its Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise and (iii) the aggregate amount of (x) Investments made in reliance on this clause (c) subsequent to the Issue Date plus (y) investments made by Acquisitions and its Subsidiaries from and after the Acquisitions Issue Date to the date of the Merger in reliance on clause (c) of the definition of Permitted Investments under the Acquisitions Indenture, shall not exceed in the aggregate $50.0 million;

     (d) Permitted Sharing Arrangement Payments;

     (e) securities received in connection with an Asset Sale so long as such Asset Sale complied with this Indenture including Section 4.14 (but only to the extent the Fair Market Value of such securities and all other noncash and noncash equivalent consideration received complies with clause (iii) of Section 4.14); and

     (f) Permitted Mortgage Investments.

     "Permitted Lien" means any of the following:
      --------------

     (a) Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens securing on an equal and ratable basis the Securities and any other Indebtedness, including, without limitation, the New Notes and the Acquisitions Notes.

     (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that (i) such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets and (ii) no Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets were used to acquire such Person;

     (j) Liens arising from Non-recourse Purchase Money Indebtedness permitted to be incurred under this Indenture provided such Liens relate only to the property which is subject to such Non-recourse Purchase Money Indebtedness;

     (k) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness (provided, however, that cross-collateralization, creation of "collateral pools" or similar arrangements in and of themselves shall not be considered more adverse to the Holders of the Securities for the purposes of the foregoing);

     (l) Liens securing revolving debt incurred under clause (b) of the definition of Permitted Indebtedness which revolving debt shall not exceed an aggregate principal amount outstanding at any time of $60 million;

     (m) Liens securing any other Indebtedness permitted to be incurred under
Section 4.11 not to exceed an aggregate principal amount outstanding at any time of $100 million; and

     (n) Liens securing bankers' acceptances and letters of credit incurred under clause (f) of the definition of Permitted Indebtedness which do not exceed an aggregate principal amount outstanding at any time of $115 million less the aggregate principal amount of revolving debt secured pursuant to clause (l) above.

     "Permitted Lien Indebtedness" shall have the meaning specified in Section
      ---------------------------
12.1.

     "Permitted Lien Indebtedness Obligations" shall have the meaning specified
      ---------------------------------------
in Section 12.1.

     "Permitted Mortgage Investment" means an Investment in Indebtedness secured
      -----------------------------
by lodging property assets provided that (i) the Company is able to consolidate the operations of the lodging property in its consolidated GAAP financial statements, or (ii) such Investment is made with a view toward acquiring ownership of the lodging properties securing such Indebtedness; provided, however, that the aggregate Investments (the value of each such Investment to be determined at the time of such Investment) made in reliance on this clause (ii) with respect to lodging properties as to which the Company has not consolidated the operations in its consolidated GAAP financial statements, as set forth in clause (i), shall not at any time exceed 10% of the Company's aggregate assets.

     "Permitted Sharing Arrangements" means any contracts, agreements or other
      ------------------------------
arrangements between the Company or one or more Subsidiaries of the Company and a Parent of the Company or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income); provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, in the best interests of the Company and its Subsidiaries and (ii) the liabilities of the Company and its Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis.

     "Permitted Sharing Arrangements Payments" means payments under Permitted
      ---------------------------------------
Sharing Arrangements.

     "Permitted Tax Payments" means (for any taxable year of the Company in
      ----------------------
which it joins in filing a consolidated Federal income tax return with a Parent) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Company to the Parent in an amount not in excess of the lesser of (i) the separate return Federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Code) of which the Company would be the ultimate Parent (the "Company Group") if it were not, and never had been, a member of another affiliated group for that or any other taxable year and (ii) the actual Federal income tax liability (if any) of the affiliated group of which the Company is actually a member (the "Parent Group") for such year that is allocable to the Company Group. In the event that a Parent of the Company and any member of the Company Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then the term Permitted Tax Payment shall also include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for Federal income tax.

     "Person" or "person" means any corporation, individual, limited liability
      ------      ------
company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Pledged Collateral" means (i) the Pledged Shares, (ii) any interest of the
      ------------------
Pledgors in the entries on the books of any financial intermediary pertaining to the Pledged Shares, (iii) all dividends, cash or other proceeds, distributions and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares,
(iv) all instruments, certificates, documents and writings representing or evidencing any or all of the foregoing and (v) all proceeds of any and all of the foregoing.

     "Pledged Shares" means the Subsidiary Guarantor Shares, other than any such
      --------------
shares or other securities that have been released from the Lien created by
Article XII pursuant to the provisions of Article XII or Article XIII of this Indenture.

     "Pledgors" means the Company and any Subsidiary Guarantors holding an
      --------
interest in the Pledged Shares.

     "Pro Rata Portion" shall have the meaning specified in Section 13.1.
      ----------------

     "Proceeds" shall have the meaning specified in Section 12.9.
      --------

     "Procurement Contracts" means contracts for the procurement of goods and
      ---------------------
services entered into in the ordinary course of business and consistent with industry practices.

     "Property" means any right or interest in or to property or assets of any
      --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" means that certain Purchase Agreement dated May 18,
      ------------------
1995 by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Purchase Date" shall have the meaning specified in Section 4.14.
      -------------

     "Qualified Capital Stock" means any Capital Stock of the Company that is
      -----------------------
not Disqualified Capital Stock.

     "Qualified Exchange" means (i) any legal defeasance, redemption,
      ------------------
retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (ii) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

     "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's
      ---------------
or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following
      ---------------
categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used in another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (i) a
      -----------
Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

     "Rating Decline" means the occurrence, on or within 90 days after the
      --------------
earliest to occur of (i) a Change of Control and (ii) the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Securities by either of such Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Record Date" means a Record Date specified in the Securities whether or
      -----------
not such Record Date is a Business Day.

     "Redemption Date," when used with respect to any Security to be redeemed,
      ---------------
means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

     "Redemption Price," when used with respect to any Security to be redeemed,
      ----------------
means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

     "Reference Period" with regard to any Person means the four full fiscal
      ----------------
quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
      ------------------------
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the sum of
(x) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus (y) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall be used only to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, and (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced.

     "Registrar" shall have the meaning specified in Section 2.3.
      ---------

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated the date hereof by and among the Initial Purchasers, the Company and the Subsidiary Guarantors, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Related Business" means the businesses conducted (or proposed to be
      ----------------
conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership or operation of lodging properties and senior living facilities.

     "Released Subsidiary Guarantor Shares" shall have the meaning specified in
      ------------------------------------
Section 12.1.

     "Residence Inns" means the 19 Residence Inns owned by the Company or its
      --------------
Subsidiaries at the Issue Date.

     "Requisite Obligees" shall have the meaning specified in Section 12.8.
      ------------------

     "Restricted Investment" means, in one or a series of related transactions,
      ---------------------
any Investment, other than a Permitted Investment.

     "Restricted Payment" means, with respect to any person, (a) the declaration
      ------------------
or payment of any dividend or other distribution in respect of Capital Stock of such person or the Parent or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Subsidiary of such Person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or the Parent or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (d) any Restricted Investment by such Person, (e) the payment to any affiliate in respect of taxes owed by any consolidated group of which both such person or a Subsidiary of such person and such affiliate are members, and (f) any loan or advance to, or guarantee of any indebtedness of, any affiliate of such person or any Subsidiary of such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) Permitted Tax Payments; (iv) the declaration or payment of dividends or other distributions by any Subsidiary of the Company provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) to all distributions so made; or (v) the Initial Distributions.

     "Restricted Security" means a Security, unless or until it has been (i)
      -------------------
effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) sold pursuant to Rule 144 (as such rule may be amended from time to time or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

     "S&P" means Standard & Poor's Ratings Services and its successors.
      ---

     "SEC" means the Securities and Exchange Commission.
      ---

     "Secured Obligations" shall have the meaning specified in Section 12.1.
      -------------------

     "Securities" means, collectively, the Initial Securities and, when and if
      ----------
issued as provided in the Registration Rights Agreement, the Exchange
Securities.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC promulgated thereunder.

     "Securities Custodian" means the Registrar, as custodian with respect to
      --------------------
the Securities in global form, or any successor entity thereto.

     "Securityholder" or "Holder" means any Person in whose name a Security is
      --------------      ------
registered on the Registrar's books.

     "Significant Subsidiary" means any Subsidiary which is a "significant
      ----------------------
subsidiary" of the Company within the meaning of Rule 1.02(v) of Regulation S-X promulgated by the SEC as in effect as of the date of this Indenture.

     "Special Purpose Subsidiary" means any Subsidiary of the Company (x) the
      --------------------------
assets of which do not include Existing Assets and were not acquired with Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets, and (y) which has no Indebtedness other than Non-recourse Purchase Money Indebtedness and/or Permitted Indebtedness of the type described in clauses (a), (c), (d) and (e) of the definition of Permitted Indebtedness.

     "Special Record Date" for payment of any Defaulted Interest means a date
      -------------------
fixed by the Paying Agent pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Security, means May 15,
      ---------------
2005.

     "Subject Assets" means specified assets and property of the Company or its
      --------------
Subsidiaries securing Non-recourse Purchase Money Indebtedness.

     "Subordinated Indebtedness" means (i) Indebtedness of the Company or a
      -------------------------
Subsidiary Guarantor that is subordinated in right of payment to the Securities or a Guaranty, as applicable, or (ii) Indebtedness of the Company or a Subsidiary Guarantor (other than secured Indebtedness or Indebtedness ranking pari passu with the Securities or a Guaranty, as applicable) that has a stated maturity on or after the Stated Maturity.

     "Subsidiary" with respect to any Person, means (i) a corporation a majority
      ----------
of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with generally accepted accounting principles ("GAAP") and which financial statements are so consolidated, (ii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and which financial statements are so consolidated, or
(iii) a partnership (x) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interests or (y) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner, and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and which financial statements are so consolidated. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company or of any Subsidiary of the Company for purposes of this Indenture.

     "Subsidiary Guarantors" means (i) the Initial Subsidiary Guarantors
      ---------------------
identified in the following sentence and (ii) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of this Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture. The Initial Subsidiary Guarantors consist of HMH Courtyard Properties, Inc., HMC Retirement Properties, Inc., Marriott Financial Services, Inc., Marriott SBM Two Corporation, HMH Pentagon Corporation and Host Airport, Inc., each a direct wholly owned subsidiary of the Company or any successor entity, whether by merger, consolidation, change of name or otherwise.

     "Subsidiary Guarantor Shares" means all of the Capital Stock of each
      ---------------------------
Subsidiary Guarantor (other than Marriott Financial Services, Inc.) owned by the Company or another Subsidiary Guarantor, any additional shares of Capital Stock of any Subsidiary Guarantor (other than Marriott Financial Services, Inc.) in any manner acquired from time to time by any Pledgor and any shares or other securities of the Subsidiary Guarantors (other than Marriott Financial Services, Inc.) issued to any Pledgor in exchange or substitution therefor, provided that shares or other securities of any Person shall not constitute Subsidiary Guarantor Shares after such Person ceases to be a Subsidiary Guarantor under this Indenture.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code
      ---
77aaa-77bbbb), as in effect on the date of the execution of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Transfer Instruments" shall have the meaning specified in Section 12.2.
      --------------------

     "Transfer Restricted Securities" means Securities that bear or are required
      ------------------------------
to bear the legend set forth in Section 2.6 hereof.

     "Transfers" means (i) the transfer to the Parent of the Company of proceeds
      ---------
in the approximate amount of $118 million from the March 1995 sale of 21 Courtyard properties to a real estate investment trust; (ii) the transfer to the Parent of the Company of two notes receivable from MFI Partners, and having aggregate net book value at December 30, 1994 of $14 million dollars, which notes were received in connection with the 1994 sale of 26 Fairfield Inns L.P. in the aggregate principal amount of $26.5 million; (iii) the transfer to the Parent of the Company of the capital stock of HMH HPT Courtyard Properties, Inc., a Subsidiary of the Company holding only (x) a lessee's interest in the 21 Courtyard properties referenced in clause (i) above, (y) the right to receive deferred purchase price from the sale of such 21 properties at the end of the lease term, and (z) certain other assets related to such sale/leaseback; (iv) the transfer to the Parent of the Company of (x) the rights and obligations with respect to the leaseback of 17 additional Courtyard properties sold in 1995, (y) the right to receive deferred purchase price from the sale of such 17 properties at the end of the lease term and (z) certain other assets related to such sale/leaseback; and (v) the transfer to the Parent of the Company of all of the Company's underdeveloped land parcels, with an aggregate book value of approximately $64 million, together with deferred taxes related thereto, all as further described in the Offering Memorandum.

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or
      -------------
any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "UCC" means the New York Uniform Commercial Code as in effect from time to
      ---
time.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that does not
      -----------------------
own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such Subsidiary is principally engaged in a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11(a). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11(a). Each such designation shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

             "U.S. Government Obligations" means direct noncallable obligations
              ---------------------------
of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

             "Voting Stock" means, with respect to any specified person, capital
              ------------
stock with voting power, under ordinary circumstances, to elect directors of such Person.

             "Wholly Owned" or "wholly owned" with respect to a Subsidiary of
              ------------      ------------
any person means (i) with respect to a Subsidiary that is a partnership or a limited liability company or similar entity, a Subsidiary whose equity interests are 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a partnership or a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

SECTION 1.2.   Incorporation By Reference of TIA.
               ---------------------------------

             Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

             "Commission" means the SEC.
              ----------

             "indenture securities" means the Securities.
              --------------------

             "indenture securityholder" means a Holder or a Securityholder.
              ------------------------

             "indenture to be qualified" means this Indenture.
              -------------------------

             "indenture trustee" or "institutional trustee" means the Trustee.
              -----------------      ---------------------

             "obligor" on the indenture securities means the Company, each
              -------
Subsidiary Guarantor and any other obligor on the Securities.

             All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3.   Rules of Construction.
               ---------------------

             Unless the context otherwise requires:

             (1) a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3) "or" is not exclusive;

             (4) words in the singular include the plural, and words in the plural include the singular;

             (5) provisions apply to successive events and transactions;

             (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

             (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II.
                                THE SECURITIES

SECTION 2.1.   Form and Dating.
               ---------------

             The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

             The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2.   Execution and Authentication.
               ----------------------------

             Two Officers shall sign, or one officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

             If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

             A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

             The Trustee shall authenticate or cause to be authenticated Initial Securities for original issue in the aggregate principal amount of up to $600,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $600,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $600,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

             The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries. The Trustee hereby appoints Bankers Trust Company as its initial authenticating agent, and by its acknowledgment and acceptance on the signature page hereto, Bankers Trust Company hereby agrees to so act.

             Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.3.   Registrar and Paying Agent.
               --------------------------

             The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency of the Company where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI, and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Bankers Trust Company as Registrar and Paying Agent, and by its acknowledgment and acceptance on the signature page hereto, Bankers Trust Company hereby agrees so to act.

             The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

             The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

             The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

             Upon the occurrence of an Event of Default described in Section 6.1(4) or (6), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder. For as long as the Trustee acts as the Registrar and the Paying Agent, the Trustee shall have the rights and immunities of the Trustee as set forth in Article VII and shall receive appropriate compensation therefor.

SECTION 2.4.   Paying Agent to Hold Assets in Trust.
               ------------------------------------

             The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

SECTION 2.5.   Securityholder Lists.
               --------------------

             The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S)312(a). If the

Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S)312 (a).

SECTION 2.6.   Transfer and Exchange.
               ---------------------

             (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                 (x)  to register the transfer of such Definitive Securities; or

                 (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and

                 (ii) in the case of Definitive Securities that are Transfer
             Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Transfer Restricted Securities are being
             delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                      (B) if such Transfer Restricted Security is being
             transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                      (C) if such Transfer Restricted Security is being
             transferred (i) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Registrar so request, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

             (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                 (i) if such Definitive Security is a Transfer Restricted Security, a certification (in substantially the form set forth on the reverse of the Security) that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                 (ii) whether or not such Definitive Security is a Transfer
             Restricted Security, written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate, authenticate a new Global Security in the appropriate principal amount.

             (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

             (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                 (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                     (A) if such beneficial interest is being transferred to the
             Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                     (B) if such beneficial interest is being transferred to a
             "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                     (C) if such beneficial interest is being transferred (i)
             pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, or (iii) to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $100,000, not with any distribution in violation of the Securities Act, or (iv) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) and in the case of (i), (iii) and (iv) above, if the Company or the Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act;

then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                 (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

             (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

             (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                 (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                 (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that they elect to cause the issuance of Definitive Securities under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

             (g) Legends.

                 (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

             "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE

             SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

             THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D),
             (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                 (ii) Upon any sale or transfer of a Transfer Restricted
             Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that
             is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) any such Transfer Restricted Security represented by a
             Global Security shall not be subject to the provisions set forth in
             (i) above (such sales
             or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

             (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Registrar in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Registrar or the Securities Custodian, at the direction of the Registrar, to reflect such reduction.

             (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
             Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14(8), 9.5, or 11.1
             (final paragraph)).

                 (iii) The Registrar shall not be required to register the
             transfer of or exchange (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section 4.14 hereof or redeem Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

SECTION 2.7.   Replacement Securities.
               ----------------------

             If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Registrar, to the Registrar to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Registrar's requirements are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Registrar, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

             Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.8.    Outstanding Securities.
                ----------------------

             Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by the Registrar, those delivered to the Registrar for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder and those described in this Section
2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in
Section 2.9.

             If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Registrar receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

             If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9.    Treasury Securities.
                -------------------

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

SECTION 2.10.   Temporary Securities.
                --------------------

             Until Definitive Securities are ready for delivery, the Company may prepare, the Subsidiary Guarantors shall endorse and the Trustee shall authenticate temporary Securities upon receipt of an authentication order in the form of an Officers' Certificate. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Subsidiary Guarantors shall endorse and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

SECTION 2.11.   Cancellation.
                ------------

             The Company at any time may deliver Securities to the Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Registrar for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

SECTION 2.12.   Defaulted Interest.
                ------------------

             Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called

"Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

             (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

             (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

             Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                  ARTICLE III.
                                   REDEMPTION

SECTION 3.1.    Optional Redemption.
                -------------------

             Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to May 15, 2000. On or after May 15, 2000, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Redemption," in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the corresponding Interest Payment Date, and subject to the provisions set forth in Section 3.5), including accrued and unpaid interest to the Redemption Date.

SECTION 3.2.    Notices to Trustee and Paying Agent.
                -----------------------------------

             If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

             If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

             The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.3.    Selection of Securities to Be Redeemed.
                --------------------------------------

             If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or in such other method as the Trustee shall determine to be fair and appropriate.

             The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4.    Notice of Redemption.
                --------------------

             At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

             (1)   the Redemption Date;

             (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

             (3)   the name, address and telephone number of the Paying Agent;

             (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

             (5) that, unless the Company defaults in their obligation to deposit with the Paying Agent Cash, or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price, in accordance with
Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

             (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

             (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

             (8)   the CUSIP number of the Securities to be redeemed; and

             (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

SECTION 3.5.    Effect of Notice of Redemption.
                ------------------------------

             Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6.    Deposit of Redemption Price.
                ---------------------------

             On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Registrar for cancellation). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose.

             If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

SECTION 3.7.    Securities Redeemed in Part.
                ---------------------------

             Upon surrender of a Security that is to be redeemed in part, the Company shall issue, the Subsidiary Guarantors shall endorse and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.
                                    COVENANTS

SECTION 4.1.    Payment of Securities.
                ---------------------

             The Company shall pay the principal of and interest and premium, if applicable, on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable, on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

             The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

SECTION 4.2.    Maintenance of Office or Agency.
                -------------------------------

             The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent, if different, with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

             The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent, if different, of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Paying Agent as such office.

SECTION 4.3.    Limitation on Restricted Payments.
                ---------------------------------

             On and after the Amendment Date the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if (a) on the date of such Restricted Payment, a Default or an Event of Default would exist and be continuing or would occur as a consequence of (after giving effect, on a pro forma basis, to) such Restricted Payment or (b) immediately prior to such Restricted Payment or after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including such proposed Restricted Payment (if not made in Cash, then the Fair Market Value on the date of such Restricted Payment of any property used therefor as evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee) from and after the Amendment Date, and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.2 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Amendment Date occurs to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) of its Qualified Capital Stock or as a capital contribution from its Parent, in either case, which Net Cash Proceeds are received by the Company after the Amendment Date and on or prior to the date of such Restricted Payment.

             Notwithstanding the foregoing, the provisions set forth in clause
(b) of the immediately preceding paragraph will not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) a Qualified Exchange, or (iii) a Permitted Sharing Arrangements Payment; provided, however, that any amounts expended pursuant to clause (i) of this paragraph shall be included as Restricted Payments made for purposes of clause (b) of the immediately preceding paragraph, whereas amounts received and expended in connection with a Qualified Exchange or a Permitted Sharing Arrangements Payment shall neither be counted as Restricted Payments made nor be credited as Net Cash Proceeds received for purposes of clause
(b)(ii) of the immediately preceding paragraph.

SECTION 4.4.    Corporate Existence.
                -------------------

             Subject to Article V, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the rights (charter and statutory) and corporate franchises of the Company and the Subsidiary Guarantors; provided, however, nothing in this Section will prohibit the Company or any Subsidiary Guarantor from engaging in any transaction permitted under Section 13.4 or Section 13.5 hereof and provided further that neither the Company nor any Subsidiary Guarantor shall be required to preserve any right or franchise if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.5.    Payment of Taxes and Other Claims.
                ---------------------------------

             Except with respect to immaterial items, the Company and the Subsidiary Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Subsidiary Guarantor or any of their Subsidiaries or any of their respective properties and assets; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Subsidiary Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.6.    Maintenance of Properties and Insurance.
                ---------------------------------------

             The Company and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Subsidiary Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is,
(a) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

             The Company and the Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Subsidiary Guarantors and such Subsidiaries.

SECTION 4.7.    Compliance Certificate; Notice of Default.
                -----------------------------------------

             (a) The Company and each Subsidiary Guarantor shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with TIA (S) 314(a)(4) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

             (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.8.    Reports.
                -------

             Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it files or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a). In addition, for so long as the Transfer Restricted Securities are outstanding, the Company will continue to provide to Holders of Transfer Restricted Securities and to prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the Securities Act.

SECTION 4.9.    Limitation on Status as Investment Company.
                ------------------------------------------

             Neither the Company nor any Subsidiary shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

SECTION 4.10.   Limitation on Transactions with Affiliates.
                ------------------------------------------

             After the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), except for such Affiliate Transactions made in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with persons who are not Affiliates.

             Without limiting the foregoing, (a) any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $5.0 million must first be approved pursuant to a Board Resolution by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $20.0 million the Company must first obtain (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary or
(ii) in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $20.0 million but not in excess of $50.0 million an opinion from an independent, qualified appraiser that the consideration received in connection with such transaction was comparable to the Fair Market Value of the subject assets; provided, however, in the case of an individual who serves on the Board of Directors or as an officer of Host Marriott or any of its Subsidiaries on the one hand, and of the Company or any of its Subsidiaries on the other hand, such service, in and of itself, shall not affect such person's status as a disinterested member of the Board of Directors of the Company for purposes of clause (a) of this paragraph.

SECTION 4.11.   Limitation on Incurrence of Additional Indebtedness and
                -------------------------------------------------------
Disqualified Capital Stock.
--------------------------

             Except as set forth below, neither the Company nor any of the Company's Subsidiaries shall, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or "Incur" or, as appropriate, an "incurrence" or "Incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness). Notwithstanding the foregoing:

             (a) if on the date of such Incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least (w) 1.8 to 1 if such incurrence occurs on or before June 1, 1996, (x) 1.9 to 1 if such incurrence occurs after June 1, 1996, but before the Amendment Date, (y) 1.8 to 1 if such incurrence occurs at any time on or after the Amendment Date but on or prior to the earlier of the New Notes Issuance Date or September 30, 1997, or (z) 2.2 to 1 if such incurrence occurs at any time thereafter (the "Debt Incurrence Ratio"), then the Company and its Subsidiaries may Incur Indebtedness or Disqualified Capital Stock; provided, however, any Indebtedness incurred by the Non-Guarantor Subsidiaries in reliance on this clause (a) shall be limited to an aggregate amount outstanding at any time of up to $100 million of Indebtedness which Indebtedness shall be secured by liens permitted under clause (m) of the definition of "Permitted Liens";

             (b) the Company and the Subsidiary Guarantors may Incur Indebtedness evidenced by the Securities and represented by this Indenture up to the amounts specified herein as of the date hereof;

             (c) the Company and its Subsidiaries or Subsidiary Guarantors, as applicable, may Incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in this clause or clauses (a), (b) or (e) of this Section 4.11 or which was outstanding at the Company or its Subsidiaries on the Issue Date or that was outstanding at Acquisitions or its Subsidiaries as of the Acquisitions Issue Date;

             (d) the Company and its Subsidiaries or its Subsidiary Guarantors, as applicable, may Incur Permitted Indebtedness;

             (e) the Company and its Subsidiaries may Incur Non-recourse Purchase Money Indebtedness; and

             (f) the Company and its Subsidiary Guarantors may Incur Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $65.0 million.

             Notwithstanding the foregoing, no Non-Guarantor Subsidiary may Incur any Indebtedness or Disqualified Capital Stock unless on the Incurrence Date the Consolidated Coverage Ratio for all Non-Guarantor Subsidiaries, on a combined basis, for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro-forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.

             Indebtedness of any Person that is not a Subsidiary of the Company, which Indebtedness is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred at the time of such acquisition.

SECTION 4.12.   Limitations on Dividends and other Payment Restrictions
                -------------------------------------------------------
Affecting Subsidiaries.
----------------------

             Neither the Company nor the Subsidiary Guarantors shall, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any other Subsidiary Guarantor except (a) restrictions imposed by the Securities or this Indenture,
(b) restrictions imposed by applicable law, (c) existing restrictions under Existing Indebtedness or under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of the Subsidiary Guarantors, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by Indebtedness incurred under paragraph (e) of Section 4.11, provided such restriction or requirement relates only to the transfer of the property subject to such Non-recourse Purchase Money Indebtedness, (e) restrictions with respect to a Subsidiary Guarantor imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary Guarantor which are being sold, and (f) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, shall not in and of themselves be deemed to be a restriction on the ability of the Company or any of its Subsidiary Guarantors to transfer such property.

SECTION 4.13.   Limitations on Liens.
                --------------------

             The Company and the Subsidiary Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien on any assets or properties of the Company or any of its Subsidiaries, now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien.

SECTION 4.14.   Limitation on Sale of Assets and Subsidiary Stock.
                -------------------------------------------------

             The Company shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (i) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of, (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such Asset Sale, and (iii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash or Cash Equivalents; provided that for purposes of this provision the amount of (A) any Indebtedness (other than Securities) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into Cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into Cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into Cash within such 90-day period) will be deemed to be Cash.

             Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may invest or commit such Net Cash Proceeds, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested (and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days) in (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, (y) Permitted Mortgage Investments or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided, that concurrently with an Investment specified in clause (z), such entity becomes a Subsidiary Guarantor. Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

             Notwithstanding the foregoing provisions of the prior paragraph:

                   (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

                   (ii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Article V;

                   (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

                   (iv) the Company and its Subsidiaries may consummate any sale or series of related sales (including, without limitation, sale and leaseback transactions) of assets or properties of the Company and its Subsidiaries having a Fair Market Value of less than $2.0 million; and

                   (v) the Company and its Subsidiaries may exchange assets held by the Company or a Subsidiary for one or more hotels and/or one or more Related Businesses of any person or entity owning one or more hotels and/or one or more Related Businesses; provided, that the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and the Fair Market Value of the assets received by the Company are approximately equal to the Fair Market Value of the assets exchanged by the Company.

             For purposes of this Section 4.14, "Excess Proceeds Date" means each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million. Within 30 days after each Excess Proceeds Date, the Company will make a cash offer (an "Offer to Purchase") to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts pursuant to an irrevocable, unconditional offer (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and such other senior Indebtedness then outstanding that may be purchased out of the Excess Proceeds (the "Offer Amount"), at an offer price in cash (the "Offer Price") in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Purchase Date") in accordance with the procedures set forth in this Section 4.14.

             Notice of an Offer to Purchase will be sent 20 Business Days prior to the close of business on the earlier of (a) the third Business Day prior to the Purchase Date and (b) the third Business Day following the expiration of the Offer to Purchase (such earlier date being the "Final Put Date"), by first-class mail, by the Company (or by the Registrar at the request and expense of the Company) to each Holder at its registered address, with a copy to the Trustee and the Paying Agent. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Offer to Purchase. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the offer to Purchase, shall state:

             (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.14;

             (2) the Offer Amount, the Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Purchase Date, which Purchase Date shall be on or prior to 60 Business Days following the Excess Proceeds Date;

             (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

             (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the penultimate paragraph of this Section 4.14 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

             (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

             (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

             (7) that if Securities and other senior Indebtedness in a principal amount in excess of the principal amount of Securities and other senior Indebtedness to be acquired pursuant to the Offer to Purchase are tendered and not withdrawn, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

             (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

             (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

             Any such Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

             On or before a Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer to Purchase on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent Cash sufficient to pay the Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that if the Purchase Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the purchased Securities registered on the relevant Record Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

             If the amount required to acquire all Securities and other senior Indebtedness tendered pursuant to the Offer to Purchase (the "Acceptance Amount") made pursuant to the third paragraph of this Section 4.14 is less than the Offer Amount, the excess of the Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon commencement of any Offer to Purchase made in accordance with the terms of this Indenture, the amount of Excess Proceeds existing at the time of the commencement will be reduced to zero irrespective of the amount of Securities tendered pursuant to the Offer to Purchase.

SECTION 4.15.   Waiver of Stay, Extension or Usury Laws.
                ---------------------------------------

             Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.16.   Limitation on Investments in Non-Guarantor Subsidiaries.
                -------------------------------------------------------

             From and after the Amendment Date, the Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, make any Investment in a Non-Guarantor Subsidiary if, after giving effect thereto, the Net Non-Guarantor Investment would exceed an amount equal to (a) the aggregate of all capital contributions made to the Company on or after the Amendment Date plus (b) the Applicable Percentage of the sum of (i) the combined total assets of the Company and the Subsidiary Guarantors, excluding the assets of the Non-Guarantor Subsidiaries (determined by the Company in accordance with GAAP), plus
(ii) the Net Non-Guarantor Investment.

                                  ARTICLE V.
                             SUCCESSOR CORPORATION

SECTION 5.1.    Limitation on Merger, Sale or Consolidation.
                -------------------------------------------

             (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated resulting, surviving or transferee entity is equal to at least 90% of the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.11(a) hereof; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture complies with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

             (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.    Successor Corporation Substituted.
                ---------------------------------

             Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations under the Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                  ARTICLE VI.
                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.    Events of Default.
                -----------------

             "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (1) failure to pay any installment of interest upon the Securities as and when the same becomes due and payable and the continuance of such default for a period of 30 days;

             (2) failure to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise, including, without limitation, default in the payment of the Change of Control Payment in accordance with Article XI or the Offer Price in accordance with
Section 4.14;

             (3) failure by the Company or any Subsidiary to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

             (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

             (5) a default in (i) Non-recourse Purchase Money Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of 10% of the aggregate assets of the Company and its Subsidiaries, or
(ii) other Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $20.0 million, in either case (a) resulting from the failure to pay principal or interest or premium, if any, when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

             (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

             (7) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $10.0 million at any one time shall be rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

             Notwithstanding the 30-day period and notice requirement contained in Section 6.1(3) above, (i) with respect to a default under Article XI, the 30-day period referred to in Section 6.1(3) shall be deemed to have begun as of the date notice of a Change of Control Offer is required to be sent to the Holders in the event that the Company has not complied with the provisions of Section 11.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in
Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Payment on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Change of Control Payment Date; and (ii) with respect to a default under Section 4.14 requiring the giving of such notice, the 30-day period referred to in

Section 6.1(3) shall be deemed to have begun as of the date the notice of an Offer to Purchase is required to be sent in the event that the Company has not complied with the provisions of Section 4.14, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Offer Price on the Purchase Date, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Purchase Date.

SECTION 6.2.    Acceleration of Maturity Date; Rescission and Annulment.
                -------------------------------------------------------

             If an Event of Default (other than an Event of Default specified in Section 6.1(4) or (6) relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Change of Control Payment if the Event of Default includes failure to pay the Change of Control Payment), determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (6) relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

             At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

             (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                          (A)   all overdue interest on all Securities,

                          (B)   the principal of (and premium, if any,
                   applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7, and

             (2) all Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

             Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION 6.3.         Collection of Indebtedness and Suits for Enforcement by
                     -------------------------------------------------------
                     Trustee.
                     -------

                  The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.         Trustee May File Proofs of Claim.
                     --------------------------------

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5.         Trustee May Enforce Claims Without Possession of
                     ------------------------------------------------
                     Securities.
                     ----------

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.6.         Priorities.
                     ----------

                  Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                  THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

                  The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

SECTION 6.7.         Limitation on Suits.
                     -------------------

                  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                    (A) such Holder has previously given written
                  notice to the Trustee of a continuing Event of Default;

                                    (B) the Holders of not less than 25% in
                  aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                    (C) such Holder or Holders have offered to
                  the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                                    (D) the Trustee for 60 days after its
                  receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                    (E) no direction inconsistent with such
                  written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8.         Unconditional Right of Holders to Receive Principal,
                     ---------------------------------------------------
                     Premium and Interest.
                     --------------------

                  Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Offer Price, on the Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.         Rights and Remedies Cumulative.
                     ------------------------------

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.        Delay or Omission Not Waiver.
                     ----------------------------

                  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.        Control by Holders.
                     ------------------

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.        Waiver of Past Default.
                     ----------------------

                  Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

                                    (A) in the payment of the principal of,
                  premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section 6.1 and not yet cured, or

                                    (B) in respect of a covenant or provision
                  hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                                    (C) in respect of any provision hereof
                  which, under Article IX, cannot be modified, amended or waived without the consent of the Holders of 66-2/3% of the aggregate principal amount of the Securities at the time outstanding; provided, that any such waiver may be effected with the consent of the Holders of 66-2/3% of the aggregate principal amount of the Securities then outstanding.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION 6.13.        Undertaking for Costs.
                     ---------------------

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys, fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 6.14.        Restoration of Rights and Remedies.
                     ----------------------------------

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII.
                                    TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 7.1.         Duties of Trustee.
                     -----------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                      (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

                      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1) This paragraph does not limit the effect of paragraph
(b) of this Section 7.1,

                      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) , (c), (d) and (f) of this
Section 7.1.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2.         Rights of Trustee.
                     -----------------

                  Subject to Section 7.1:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The

Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

                  (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Subsidiary Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trustee Officer shall have actual knowledge.

                  (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

SECTION 7.3.         Individual Rights of Trustee.
                     ----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee.

                  Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.


SECTION 7.4.         Trustee's Disclaimer.
                     --------------------

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5.         Notice of Default.
                     -----------------

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Payment on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.6.         Reports by Trustee to Holders.
                     -----------------------------

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b). The Trustee also shall transmit by mail all reports as required by TIA (S) 313(c).

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system.

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed in accordance with TIA (S) 313(d).

SECTION 7.7.         Compensation and Indemnity.
                     --------------------------

                  The Company and the Subsidiary Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Subsidiary Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's and the Subsidiary Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Subsidiary Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.         Replacement of Trustee.
                     ----------------------

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company and the Subsidiary Guarantors' obligations under
Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.         Successor Trustee by Merger, Etc.
                     --------------------------------

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.        Eligibility; Disqualification.
                     -----------------------------

                  The Trustee shall at all times satisfy the requirements of TIA
(S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

SECTION 7.11.        Preferential Collection of Claims Against Company.
                     -------------------------------------------------

                  The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                  ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.         Option to Effect Legal Defeasance or Covenant Defeasance.
                     --------------------------------------------------------

                  The Company may, at its option at any time within one year of the Stated Maturity of the Securities, elect to have Section 8.2 or may, at any time, elect to have Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2.         Legal Defeasance and Discharge.
                     ------------------------------

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith and (d) this Article VIII. Upon Legal Defeasance as provided herein, the Guaranty of each Subsidiary Guarantor and the pledge of the Pledged Collateral shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

SECTION 8.3.         Covenant Defeasance.
                     -------------------

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.16,
Article V, Article XI, Article XII and Article XIII with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(3) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(3) through 6.1(7) shall not constitute Events of Default. Upon Covenant Defeasance, as provided herein, the Guaranty of each Subsidiary Guarantor and the pledge of the Pledged Collateral shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing.

SECTION 8.4.         Conditions to Legal or Covenant Defeasance.
                     ------------------------------------------

                  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Securities:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or Securities deposited pursuant to this Section 8.4.

                  (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.1(4) or Section 6.1(6) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(4) or Section 6.1(6) occurs during such period);

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, the Subsidiary Guarantors, or any of their Subsidiaries is a party or by which any of them is bound;

                  (f) In the case of an election under either Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with.

SECTION 8.5.         Deposited Cash and U.S. Government Obligations to be Held
                     ---------------------------------------------------------
                     in Trust; Other Miscellaneous Provisions.
                     ----------------------------------------

                  Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.6.         Repayment to the Company.
                     ------------------------

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee, or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7.         Reinstatement.
                     -------------

                  If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.         Supplemental Indentures Without Consent of Holders.
                     --------------------------------------------------

                  Without the consent of any Holder, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

                  (2) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors;

                  (3) to provide for additional collateral for or additional guarantors of the Securities;

                  (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

                  (5) to comply with the TIA;

                  (6) to provide for the issuance and authorization of the Exchange Securities;

                  (7) to evidence the succession of another corporation to any Subsidiary Guarantor and assumption by any such successor of the Guaranty of such Subsidiary Guarantor (as set forth in Section 13.4) in accordance with
Article XIII;

                  (8) to evidence the release of any Pledged Collateral or the release of any Subsidiary Guarantor in accordance with Article XII or Article XIII, respectively;

                  (9) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article XII or Article XIII, respectively, without the consent of any Holder;

                  (10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

                  (11) to enter into any agreements consistent with Article XII hereof, to further implement the provisions of Article XII in connection with the incurrence of any Permitted Lien Indebtedness.

SECTION 9.2.         Amendments, Supplemental Indentures and Waivers with
                     ----------------------------------------------------
                     Consent of Holders.
                     ------------------

                  Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holders of not less than 66-2/3% of the aggregate principal amounts of Securities at the time outstanding alter the terms or provisions of Article XII or Section 13.3; and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                  (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                  (2) reduce the rate or extend the time for payment of interest on any Security;

                  (3) reduce the principal or premium amount of any Security, or reduce the Change of Control Payment, the Offer Price or the Redemption Price;

                  (4) change the Stated Maturity;

                  (5) alter the redemption provisions of Article III or the Offer Price or Change of Control Payment, in any case, in a manner adverse to any Holder;

                  (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.8, 6.12 or this third sentence of this Section 9.2;

                  (7) make the principal of, or the interest and premium on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

                  (8) make the Securities subordinated in right of payment to any extent or under any circumstances to any other Indebtedness.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  After an amendment, supplement or waiver under this Section
9.2 or Section 9.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 9.3.         Compliance with TIA.
                     -------------------

                  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.         Revocation and Effect of Consents.
                     ---------------------------------

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5.         Notation on or Exchange of Securities.
                     -------------------------------------

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Registrar or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.         Trustee to Sign Amendments, Etc.
                     -------------------------------

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                  ARTICLE X.
                                   RESERVED

                                  ARTICLE XI.
                          RIGHT TO REQUIRE REPURCHASE

SECTION 11.1. Repurchase of Securities at Option of the Holder Upon a Change of
              -----------------------------------------------------------------
              Control.
              -------

            (a) In the event that a Change of Control Triggering Event occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date selected by the Company that is no later than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date"), at a cash price (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus (subject to the right of Holders of record on a Record Date that is on or prior to such repurchase date to receive interest due on the corresponding Interest Payment Date and subject to clause (b)(4) below) accrued and unpaid interest, if any, to and including the Change of Control Payment Date.

            (b) In the event of a Change of Control Triggering Event, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer") as follows:

                      (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control Triggering Event;

                      (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than 35 Business Days following commencement (the "Change of Control Offer Period");

                      (3) upon the expiration of a Change of Control Offer, the Company shall purchase all of the properly tendered Securities at the Change of Control Payment, plus accrued interest;

                      (4) if the Change of Control Payment Date is on or after a Record Date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

                      (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

                      (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                      (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                      (ii) the Change of Control Payment (including the amount
            of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

                      (iii) that any Security, or portion thereof, not tendered
            or accepted for payment will continue to accrue interest;

                      (iv) that, unless the Company defaults in depositing Cash
            with the Paying Agent in accordance with the last paragraph of this
            Article XI or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                      (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                      (vi) that Holders will be entitled to withdraw their
            election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                      (vii) a brief description of the events resulting in
            such Change of Control Triggering Event.

            Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Payment (including accrued and unpaid interest, subject to clause (b)(4) above) for all Securities or portions thereof so tendered and (iii) deliver to the Registrar Securities so accepted together with an Officers' Certificate listing the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Payment Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment (together with accrued and unpaid interest) for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

                                 ARTICLE XII.
                                   SECURITY

SECTION 12.1. Pledge of the Pledged Shares.
              ----------------------------

            (a) In order to secure the prompt and complete payment of the principal of, premium, if any, and interest (including, without limitation, all interest, whether or not allowed under Section 502 of the Bankruptcy Law, 11 U.S.C. (S) 502, or otherwise, at the applicable rate specified in the Securities, accrued or accruing after the commencement of any proceeding under the Bankruptcy Law by or against any of the Pledgors) on the Securities when and as the same shall be due and payable, whether at the Maturity Date or Interest Payment Date thereof, by acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. (S) 362(a)), and the payment and performance of all other obligations and indemnities of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture and the Securities (the "Obligations"), the Pledgors hereby pledge and grant a security interest in their respective rights, title and interest in and to the Pledged Collateral to the Collateral Agent for the benefit of the Holders.

            In the event that any Pledgor incurs (x) Indebtedness contemplated in paragraph (b) or (f) of the definition of Permitted Indebtedness contained in
Section 1.1 or (y) any other Indebtedness ranking pari passu with the Securities, including, without limitation, the New Notes and the Acquisitions Notes ("Permitted Lien Indebtedness"), then such Pledgor shall be permitted to secure the prompt and complete payment of the principal of, premium, if any, and interest (including, without limitation, all interest, whether or not allowed under Section 502 of the Bankruptcy Law, 11 U.S.C. (S) 502, or otherwise, at the applicable rates specified, accrued or accruing after the commencement of any proceeding under the Bankruptcy Law by or against any of the Pledgors) on such Permitted Lien Indebtedness that may be incurred by the Pledgor, when and as the same shall be due and payable, whether at the maturity date or interest payment date thereof, by acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. (S) 362(a)), and the payment and performance of all other obligations and indemnities of such Pledgor with respect to the Permitted Lien Indebtedness (the "Permitted Lien Indebtedness Obligations") (the Obligations and any Permitted Lien Indebtedness Obligations, the "Secured Obligations"), by a pledge and grant of a security interest in its right, title and interest in and to the Pledged Collateral to the Collateral Agent for the benefit of the holders of such Permitted Lien Indebtedness, which pledge and security interest shall be on an equal and ratable basis with the pledge and security interest granted to secure the Obligations hereunder.

            (b) If, subsequent to the date hereof, any Person shall become a Future Subsidiary Guarantor (as defined in Section 13.3), the applicable Pledgors will promptly execute and deliver an indenture supplement to the Trustee and the Collateral Agent (as parties to such indenture supplement, with a copy to be provided to the appropriate agent or other representative of the holders of any Permitted Lien Indebtedness) and take such other action reasonably necessary to evidence the pledge and grant of a security interest in the Pledgors' respective rights, title and interest in and to the shares of Capital Stock of such Future Subsidiary Guarantor held by any of the Pledgors, which shares (the "Future Subsidiary Guarantor Shares") shall constitute Subsidiary Guarantor Shares, Pledged Shares and Pledged Collateral subject to the provisions of this Article XII as of the date such Person becomes a Future Subsidiary Guarantor; provided, however, that the foregoing provisions shall not apply with respect to (and the term "Future Subsidiary Guarantor Shares" shall not include) the shares ("Excluded Shares") of any Future Subsidiary Guarantor (an "Excluded Share Subsidiary") if, at the time such Person becomes a Future Subsidiary Guarantor pursuant to Section 13.3, the pledge of or grant of a security interest in the shares of such Future Subsidiary Guarantor is prohibited by law or the terms of any agreement (other than an agreement entered into in connection with the transaction resulting in such Person becoming a Future Subsidiary Guarantor) binding on such Future Subsidiary Guarantor or the Pledgor(s) owning the shares of such Future Subsidiary Guarantor (provided that any such Excluded Shares shall cease to be Excluded Shares when all such prohibitions cease to apply to such Excluded Shares and provided that the assets of all Excluded Share Subsidiaries (determined by the Company in accordance with GAAP) shall in no event exceed 15% of the aggregate assets of the Company and its

Subsidiaries (other than Leaseback Subsidiaries) on a consolidated basis (determined by the Company in accordance with GAAP)).

            (c) In the event that, subsequent to the date hereof, any Person previously constituting a Subsidiary Guarantor ceases to be a Subsidiary Guarantor (pursuant to the provisions of Section 13.4 or Section 13.5, or otherwise), upon the request of the Company, the Trustee and the Collateral Agent will promptly execute and deliver an indenture supplement to the Pledgors (as parties to such indenture supplement, with a copy to be provided to the appropriate agent or other representative of the holders of any Permitted Lien Indebtedness), furnish any certificate or opinion required by TIA (S) 314(d), in connection therewith and take such other action reasonably necessary to evidence the release of the shares and any other securities of such Person, and of each Subsidiary of such Person, from the pledge and grant of security interest set forth in this Section 12.1, and such shares and other securities ("Released Subsidiary Guarantor Shares") shall cease to constitute Subsidiary Guarantor Shares, Pledged Shares and Pledged Collateral subject to the provisions of this Article XII as of the date such Person ceases to be a Subsidiary Guarantor, provided that, in the event any Subsidiary Guarantor ceases to be a Subsidiary Guarantor by reason of the sale of less than one hundred percent of the Capital Stock of such Subsidiary Guarantor, the pledge and grant of the security interest set forth in this Section 12.1 shall not be released with respect to (and the Released Subsidiary Guarantor Shares shall not include) the shares of Capital Stock of such Subsidiary Guarantor that continue to be held by any Pledgor after such sale and that are not otherwise released in accordance with the provisions of Article XII or Article XIII.

            (d) Notwithstanding anything to the contrary in this Article XII, unless an Event of Default or an event of default under any Permitted Lien Indebtedness has occurred and is continuing, the Pledgors shall have the right, power and authority to sell any of the Subsidiary Guarantor Shares (and concurrent with such sale, any such Pledged Shares sold shall be released from the Lien created by this Article), subject to the provisions of Section 4.14.

SECTION 12.2. Delivery of Pledged Shares and Subsequent Changes Affecting the
              ---------------------------------------------------------------
              Pledged Shares.
              --------------

            (a) All certificates, instruments, documents and writings representing or evidencing the Pledged Shares (including, without limitation, Future Subsidiary Guarantor Shares) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers or other instruments of transfer or assignment in blank (the "Transfer Instruments"), all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall establish a separate account for the purpose of holding the Pledged Shares. The Collateral Agent shall have the right, after the occurrence of an Event of Default or an event of default under any Permitted Lien Indebtedness and ten Business Days after notice to the applicable Pledgor(s) in accordance with Section 12.5 hereof, to transfer to or to register in the name of the Collateral Agent or any of its nominees (which shall not be the Company or an affiliate of the Company) any or all of the Pledged Shares. In addition, the Collateral Agent shall have the right at any time thereafter to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

            (b) All certificates, instruments, documents and writings representing or evidencing Pledged Shares that have been released from the Lien created by this Article pursuant to Section 12.1 or Article XIII of this Indenture, and all Transfer Instruments pertaining thereto, shall be delivered by the Collateral Agent to the applicable Pledgor entitled thereto promptly upon written request therefor delivered to the Collateral Agent.

            (c) Each of the Pledgors represents and warrants that it has made its own arrangements for keeping itself informed of changes and potential changes affecting the Pledged Shares (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization and other exchanges, tender offers and voting rights), and each of the Pledgors agrees that the Collateral Agent shall not have any obligation to inform any of the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

SECTION 12.3. Supplements, Further Assurances.
              -------------------------------

            (a) Each of the Pledgors agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to create, perfect and protect and maintain the creation, perfection and priority of any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to the Pledged Collateral.

            (b) Each of the Pledgors further agrees that it will, upon obtaining any Pledged Shares required to be pledged pursuant to Section 12.1, promptly deliver the certificates, instruments, documents and writings representing or evidencing such shares to the Collateral Agent.

SECTION 12.4. Voting Rights; Dividends; Etc.
              -----------------------------

            (a) As long as no Event of Default or event of default under any Permitted Lien Indebtedness shall have occurred and be continuing and, in the case of paragraph (i) below, until ten Business Days after the Collateral Agent has given written notice to the applicable Pledgor(s) in accordance with
Section 12.4(b):

                      (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares owned by such Pledgor or any part of any of them for any purpose not inconsistent with the terms this Indenture or any instrument governing any Permitted Lien Indebtedness and which would not impair the Pledged Shares.

                      (ii) Each Pledgor shall be entitled to receive and retain, and utilize free and clear of the Lien created by this Indenture, any and all dividends, distributions and other payments in respect of the Pledged Shares owned by such Pledgor; provided, however, that any and all dividends and other distributions received in the form of additional Pledged Shares shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property of such Pledgor and be forthwith delivered to the Collateral Agent as part of the Pledged Collateral in the same form as so received (with any necessary endorsement).

                      (iii) In order to permit the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to Section 12.4(a)(i) above and to receive the dividends, distributions, and other payments which each is authorized to receive and retain pursuant to Section 12.4(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of a Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor, all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

            (b) Upon the occurrence and during the continuance of an Event of Default or event of default under any Permitted Lien Indebtedness and, in the case of Section 12.4(b)(i), after the passage of ten Business Days following the Collateral Agent's written notice to the applicable Pledgor of cessation of such Pledgor's voting and other consensual rights hereunder:

                      (i) All rights of any of the Pledgors to exercise the voting and other consensual rights which each such Pledgor would otherwise be entitled to exercise pursuant to Section 12.4(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, at the direction of the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as specified in Section 12.8(b), shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default or event of default under any Permitted Lien Indebtedness.

                      (ii) All rights of the Pledgors to the dividends, distributions and other payments which such Pledgors would otherwise be authorized to receive and retain pursuant to Section 12.4(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal, premium and interest payments during the continuance of such Event of Default or event of default under any Permitted Lien Indebtedness.

            (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 12.4(b)(ii) above, and to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 12.4(b)(i) above, each of the Pledgors shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (d) All dividends, distributions and other payments which are received by a Pledgor contrary to the provisions of Section 12.4(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 12.5. Collateral Agent Appointed Attorney-In-Fact.
              -------------------------------------------

            Each of the Pledgors hereby appoints the Collateral Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Article XII following the occurrence and during the continuation of an Event of Default or an event of default under any Permitted Lien Indebtedness (but not prior thereto, or after the cessation thereof), including, without limitation, in any respect neither contrary to the provisions of this Indenture nor any instrument governing any Permitted Lien Indebtedness, the right to notify and direct the issuer of or any party obligated with respect to any Pledged Collateral to make payments with respect to such Pledged Collateral directly to the Collateral Agent or may, in any respect not contrary to the provisions of this Indenture or any instrument governing any Permitted Lien Indebtedness, permit such rights to be exercised by any Pledgor; and, without limiting the generality of the foregoing, in its discretion following the occurrence and during the continuation of an Event of Default or an event of default under any Permitted Lien Indebtedness (but not prior thereto, or after the cessation thereof):

            (a) The Collateral Agent may at any time vote or give consents, or authorize the Pledged Shares to be voted or such consents to be given in accordance with, and subject to the notice provisions set forth in,
Section 12.4(b) hereof.

            (b) The Collateral Agent may join in and become a party to any plan of reorganization and readjustment, whether voluntary or involuntary, may deposit any of the Pledged Collateral under such plan or make any exchange or surrender or permit any substitution for or cancellation of the Pledged Collateral as required by such plan and may take all such action as may be required by such plan; provided, however, that all securities issued or created under such plan and exchanged for the Pledged Collateral and all securities, moneys or property received pursuant to such plan shall thereafter be subject to the terms of this Article XII and become part of the Pledged Collateral.

            (c) The Collateral Agent may receive, endorse and collect all checks, whether or not made payable to the order of the applicable Pledgor, representing any dividend, distribution or other payments at any time paid or made on or with respect to the Pledged Collateral all of which shall be applied to the Secured Obligations as provided herein, and may give full discharge for the same in accordance with Section 12.4(b) hereof.

SECTION 12.6. Collateral Agent May Perform.
              ----------------------------

            If any of the Pledgors fails to perform any agreement contained in this Article XII within a reasonable period of time after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may, but shall have no obligation to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable under Section 12.13(h) hereof.

SECTION 12.7. Reasonable Care.
              ---------------

            The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that, in the absence of instructions from the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as specified in Section 12.8(b), except as provided for herein and in any Agreement With Collateral Agent entered into in connection with the incurrence of any Permitted Lien Indebtedness pursuant to Section 12.14, the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any Person with respect to any Pledged Collateral.

SECTION 12.8. Remedies Upon Default; Decisions Relating to Exercise of Remedies;
              ------------------------------------------------------------------
              Limitations on Exercise of Remedies.
              -----------------------------------

            (a) Remedies Upon Default. Subject to Section 12.8(b), if an Event of Default or an event of default under any Permitted Lien Indebtedness shall have occurred and be continuing and as a consequence thereof Secured Obligations equal to at least a majority of the aggregate principal amount of the Secured Obligations then outstanding shall have become immediately due and payable:

                      (i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights provided for herein or otherwise available to it, all the rights of a secured party on default under the UCC; and in furtherance thereof, the Collateral Agent may, at the direction of the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as specified in Section 12.8(b), without providing notice to the Pledgors except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any of the Pledgors, and each of the Pledgors hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each of the Pledgors agrees that to the extent notice of sale shall be required by law, at least 30 days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each of the Pledgors hereby waives any claims against the Collateral Agent arising hereunder by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

                      (ii) Each of the Pledgors recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those which may be obtained through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the applicable Pledgor would agree to do so.

                      (iii) If the Collateral Agent, at the direction of the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as specified in
            Section 12.8(b), exercises its right to sell any or all of the Pledged Collateral, upon written request, the applicable Pledgor(s) shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the SEC thereunder, as the same are from time to time in effect.

            (b)       Decisions Relating to Exercise of Remedies.

            Notwithstanding anything in this Indenture or any instrument governing any Permitted Lien Indebtedness to the contrary, the Collateral Agent shall exercise or shall refrain from exercising any remedy provided for in this
Article XII, or otherwise pertaining to the Pledged Collateral, in accordance with the instructions of the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as follows: the Collateral Agent shall at all times follow the instructions delivered by the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness on behalf of the holders of a majority in aggregate principal amount of the Secured Obligations then outstanding ("Requisite Obligees"). The Collateral Agent may at any time request directions from the Trustee and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness in accordance with the foregoing (through delivery of such request to the Trustee and such agent(s) or other representative(s)) with respect to any course of action or other matter relating to the Pledged Collateral or the provisions of this Article XII. Directions given by the Trustee and/or such agent(s) or other representative(s) to the Collateral Agent in accordance with the foregoing shall be in writing and shall be binding on all Holders of the Securities and holders of any Permitted Lien Indebtedness for all purposes, and the Collateral Agent shall have no liability for acting in accordance with such directions; provided, however, that (i) the Collateral Agent shall not be required to follow any such direction that is in conflict with any rule of law or with the terms of this Indenture or, except with respect to determining who may direct the Collateral Agent to act or refrain from taking action, any instrument governing any Permitted Lien Indebtedness, and (ii) the Collateral Agent may take any other action it deems proper which is not inconsistent with such direction.

SECTION 12.9. Application of Proceeds.
              -----------------------

            After and during the continuance of an Event of Default or an event of default under any Permitted Lien Indebtedness, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies under this Article XII or otherwise, shall be applied promptly from time to time by the Collateral Agent:

            First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the Trustee for the benefit of the Holders, for payment until paid in full of the obligations in accordance with Section 6.6, and to the appropriate agent(s) or other representative(s) of the holders of all Permitted Lien Indebtedness for payment until paid in full of the Permitted Lien Indebtedness Obligations (all such payments to be made ratably with respect to all outstanding Secured Obligations); and

            Third, after payment in full in cash of all Secured Obligations, to the applicable Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12.9, the Collateral Agent shall provide each of the Pledgors, the Trustee (if the Collateral Agent is not then the Trustee) and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness with a certificate setting forth the total amount paid to the Trustee and such agent(s) or other representative(s) and a calculation of the amounts, if any, deducted from Proceeds otherwise payable to the Trustee and such agent(s) or other representative(s) or the Pledgors as contemplated by this Indenture.

            For purposes of this Section 12.9, payments shall be deemed to have been made "ratably" with respect to all outstanding Secured Obligations if such payments are made to or for the benefit of each holder of outstanding Secured Obligations in the proportion that the Secured Obligations held by such holder bears to the total amount of the Secured Obligations, as of such date (it being understood that all payments by the Collateral Agent to or for the benefit of the holders of the Outstanding Securities shall be made by the Collateral Agent to the Trustee and all payments by the Collateral Agent to or for the benefit of the holders of Permitted Lien Indebtedness shall be made by the Collateral Agent to the appropriate agent(s) or other representative(s) of the holders of such Permitted Lien Indebtedness, as applicable).

SECTION 12.10. Recording, Etc.
               --------------

            The Pledgors will cause, at their own expense, this Indenture and all amendments or supplements hereto to be registered, recorded and filed or re-registered, re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under this Article XII in the Pledged Collateral and to effectuate and preserve the security therein of the Collateral Agent for the benefit of the Holders and the holders of any Permitted Lien Indebtedness and all rights of the Collateral Agent.

            The Company shall furnish to the Collateral Agent, the Trustee (if the Collateral Agent is not then the Trustee) and to the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness outstanding as of the applicable date specified below:

                      (i) promptly after execution of this Indenture an Opinion of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the Liens intended to be created by this Article XII, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Liens effective; and

                      (ii) within thirty (30) days of July 31 of each year, commencing July 31, 1996, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the Liens intended to be created by this Article XII, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Liens.

            The release of any Pledged Collateral from the terms hereof will not be deemed to impair the security under this Indenture or any instrument governing any Permitted Lien Indebtedness in contravention of the provisions hereof or thereof if and to the extent the Pledged Collateral is released pursuant to the provisions of this Article XII or Article XIII of this Indenture. The Collateral Agent, the Trustee and each of the Holders acknowledge that a release of Pledged Collateral in accordance with the terms of this
Article XII or Article XIII of this Indenture will not be deemed for any purpose to be an impairment of the security under this Indenture. To the extent applicable, the Pledgors shall cause TIA (S) 314(d) relating to the release of property or securities from the Lien created by this Article XII to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by any Officer of the applicable Pledgor to the extent permitted by TIA (S) 314(d).

SECTION 12.11. Termination.
               -----------

            When all Secured Obligations have been paid in full in cash, the provisions of this Article XII shall terminate, and the Collateral Agent shall, upon the request and at the expense of the applicable Pledgor(s), forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral owned by each of the Pledgors as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of such Pledgor. Upon the release of any Pledged Collateral pursuant to Section 12.1 or Article XIII of this Indenture, (i) the provisions of this Article XII shall terminate with respect to the Pledged Collateral so released and (ii) the Collateral Agent shall, upon the request and at the expense of the applicable Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral so released as shall have not been sold or otherwise applied pursuant to the terms hereof to or on the order of such Pledgor.

SECTION 12.12. Continuing Security Interest.
               ----------------------------

            This Article XII shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect (a) until the payment in full in cash of all Secured Obligations or (b) with respect to any Pledged Collateral released pursuant to Section 12.1 or Article XIII of this Indenture, until such Pledged Collateral is so released and (ii) be binding upon each of the Pledgors, its successors and assigns and (iii) inure to the benefit of the Collateral Agent and each of its successors.

SECTION 12.13. The Collateral Agent.
               --------------------

            (a) Marine Midland Bank is hereby appointed as the "Collateral Agent," to serve in such capacity until its successor is duly appointed pursuant to Section 12.13(e) below. The Collateral Agent hereby accepts such appointment and acknowledges that it is acting in such capacity for the benefit of the holders of Secured Obligations. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Article XII of this Indenture or any Agreement With Collateral Agent entered into pursuant to
Section 12.14, and the Collateral Agent, in such capacity, shall not be a trustee for any Person or have any other fiduciary obligation to any Person (including, without limitation, any obligation under the Trust Indenture Act of 1939, as amended) by reason of the provisions of this Article XII. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to cash or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own negligence or willful misconduct. For as long as the Trustee acts as the Collateral Agent, the Collateral Agent shall have the rights and immunities, including indemnification, of the Trustee as set forth in Article VII.

            (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or the Pledgors), independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for in this Indenture, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions given by the Trustee and/or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as specified in Section 12.8(b), and any action taken or failure to act pursuant thereto shall be binding on all Pledgors and holders of Secured Obligations. Notwithstanding anything to the contrary herein, the Collateral Agent shall in all cases be permitted to rely on notice from the Trustee as to whether there has occurred and is continuing an Event of Default under this Indenture and on notice from the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness as to whether there has occurred and is continuing an event of default under the instruments governing such Permitted Lien Indebtedness.

            (c) Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding anything to the contrary herein, in all cases be fully justified in failing or refusing to act hereunder unless and until it shall be further indemnified to its satisfaction by the holders of the Secured Obligations against any and all loss, cost, expense or liability which may be incurred by it by reason of taking or refusing to take any such action. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Indenture or, except with respect to determining who may direct the Collateral Agent to act or refrain from taking action, any instrument governing any Permitted Lien Indebtedness, or which would in its opinion subject it or any of its officers, employees or directors to liability.

            (d) Except as expressly provided herein, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect to the Pledged Collateral.

            (e)(i) Until such time as the Secured Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Company and the Trustee (if the Collateral Agent is not then the Trustee) and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (x) the appointment of a successor Collateral Agent and (y) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Company shall appoint a successor Collateral Agent, which successor Collateral Agent shall be approved by the Trustee and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness (which approval shall not be unreasonably withheld). If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent or the Trustee or the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this clause (e)(i). Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Company, with the approval of the Trustee and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness (which approval shall not be unreasonably withheld), as provided above in this clause

            (e)(i). The Collateral Agent may be removed at any time at the written direction of the Requisite Obligees, with notice delivered to the Trustee, the appropriate agent(s) or other representative(s) of the holders of Permitted Lien Indebtedness and the Company.

                      (ii) If at any time the Collateral Agent shall be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause (other than a resignation governed by the preceding clause
            (e)(i)), a successor Collateral Agent shall be appointed by the Company, with the approval of the Trustee and the appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness (such approval not to be unreasonably withheld). If no successor Collateral Agent has been appointed by the Company within 90 days after such vacancy is created, the Trustee and/or such agent(s) or other representative(s) may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this clause (e)(ii). The powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor by the Company in the manner set forth above, in writing duly acknowledged and delivered to the predecessor, the appropriate agent(s) or other representative(s) of the holders of Permitted Lien Indebtedness and the Trustee. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Indenture, the instruments governing any Permitted Lien Indebtedness and any Agreement With Collateral Agent entered into pursuant to
            Section 12.14 shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Trustee, the appropriate agent(s) or other representative(s) of the holders of Permitted Lien Indebtedness, the Company or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder by it or its agents to such successor.

                      (iii) The Collateral Agent who has resigned or been removed shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

            (f) Every successor Collateral Agent appointed pursuant to clause (e), above, shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $50,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the agency hereunder upon reasonable or customary terms.

            (g) Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent, shall be a party, or any person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be Collateral Agent under this Indenture without the execution or filing of any paper or any further act on the part of any party hereto.

            (h) The Pledgors (jointly and severally) will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses (including the reasonable fees and expenses of its counsel) which the Collateral Agent may incur in connection with (i) the administration of the provisions of this
Article XII, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral or (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder.

SECTION 12.14. Agreement With Collateral Agent.
               -------------------------------

            The Collateral Agent, the Trustee, the Pledgors and appropriate agent(s) or other representative(s) of the holders of any Permitted Lien Indebtedness shall enter into an Agreement With Collateral Agent in form and substance reasonably acceptable to them (an "Agreement With Collateral Agent") to provide for the orderly implementation of their respective rights and responsibilities pursuant to this Article XII, including provision for the exchange of such information as may be reasonably required to enable the Collateral Agent to fulfill its responsibilities pursuant to this Article XII.

SECTION 12.15. Modifications at Such Time as any Permitted Lien Indebtedness
               -------------------------------------------------------------
               Ceases to be Outstanding.
               ------------------------

            At such time as any Permitted Lien Indebtedness has been fully satisfied in accordance with the instruments governing such Permitted Lien Indebtedness, the provisions of this Article XII shall cease to apply with respect to such Permitted Lien Indebtedness, and from and after such date, notwithstanding any contrary provisions contained in this Article XII, (i) no notices, requests or other materials or information will be required to be provided to the agent(s) or representative(s) of the holders of such Permitted Lien Indebtedness pursuant to the terms of this Article XII, (ii) any approvals or directions from such agent(s) or other representative(s) otherwise required under this Article XII will cease to be so required, (iii) the Collateral Agent will no longer be entitled or required to take any actions by virtue of an event of default under such Permitted Lien Indebtedness and all references to such Permitted Lien Indebtedness (including Permitted Lien Indebtedness Obligations in respect of such Permitted Lien Indebtedness), the instruments governing such Permitted Lien Indebtedness, the Agreement With Collateral Agent with respect to such Permitted Lien Indebtedness and the agent(s) or representative(s) of the holders thereof shall be deemed to have been deleted.

                                  ARTICLE XIII.
                                    GUARANTY

SECTION 13.1. Guaranty.
              --------

            (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty"), jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase, or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full.

            (b) Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Guaranty shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except as provided in Sections 13.4 and 13.5). Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged (except to the extent released pursuant to Section 13.4 or 13.5) except by complete performance of the obligations contained in the Securities and this Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 13.4 or 13.5). Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guaranty.

            (d) Each Subsidiary Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor set forth in
Section 13.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its guarantee set forth in Section 13.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its guarantee or pursuant to the following paragraph of this Section 13.1(d), result in the obligations of such Subsidiary Guarantor under such guarantee not constituting such a fraudulent transfer or conveyance.

            Each Subsidiary Guarantor that makes any payment or distribution under Section 13.1(a) shall be entitled to a contribution from each other Subsidiary Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Subsidiary Guarantor means the percentage of the net assets of all Subsidiary Guarantors held by such Subsidiary Guarantor, determined in accordance with GAAP.

            (e) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guaranty shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

SECTION 13.2. Execution and Delivery of Guaranty.
              ----------------------------------
            Each Subsidiary Guarantor shall, by virtue of such Subsidiary Guarantor's execution and delivery of this Indenture or such Subsidiary Guarantor's execution and delivery of an indenture supplement pursuant to
Section 13.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Subsidiary Guarantor appeared on such Security. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guaranty set forth in Section 13.1 on behalf of each Subsidiary Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Subsidiary Guarantor which, pursuant to Section 13.4 or Section 13.5, is released from such guaranty.

SECTION 13.3. Future Subsidiary Guarantors.
              ----------------------------
            Upon (i) the acquisition by the Company or any Subsidiary Guarantor of the Capital Stock of any Person, if, as a result of such acquisition, such Person becomes a Subsidiary (other than a Leaseback Subsidiary) or (ii) the last day of any fiscal quarter during which any Subsidiary of the Company that is not a Subsidiary Guarantor as of such date and has not previously been released as a Subsidiary Guarantor pursuant to Section 13.4 or Section 13.5 of this Indenture becomes a Subsidiary (other than a Leaseback Subsidiary), such Subsidiary (hereinafter any such Subsidiary, except any Excluded Guaranty Subsidiary or any Special Purpose Subsidiary, being called a "Future Subsidiary Guarantor") shall fully and unconditionally guarantee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Subsidiary Guarantors pursuant to Section 13.1; and, within 60 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture making such Future Subsidiary Guarantor a party to this Indenture; provided, however, that the foregoing provisions shall not apply to (A) any Subsidiary referenced in clause (i) or clause (ii) above that is prohibited by law or by the terms of any agreement from making the guarantee set forth in Section 13.1 (an "Excluded Guaranty Subsidiary") (provided that such Subsidiary will become a Future Subsidiary Guarantor as of the date such prohibition is removed or lapses and provided that the assets of all Excluded Guaranty Subsidiaries (determined by the Company in accordance with GAAP) shall in no event exceed 15% of the aggregate assets of the Company and its Subsidiaries (other than Leaseback Subsidiaries) on a consolidated basis (determined by the Company in accordance with GAAP)), or (B) a Subsidiary which would have been released from its guarantee, by virtue of events set forth in Section 13.5, had such Subsidiary been a Subsidiary Guarantor at the time such events occurred, or (C) a Subsidiary of any Person which has been released as a Subsidiary Guarantor pursuant to Section 13.5 or (D) any Subsidiary referenced in clause (i) or clause (ii) above that is a Special Purpose Subsidiary.

SECTION 13.4. Subsidiary Guarantor May Consolidate, Etc., on Certain Terms.
              ------------------------------------------------------------

            (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor. Upon any such consolidation or merger, the guarantees (as set forth in Section 13.1) of the Subsidiary Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor, shall be released and shall no longer have any force or effect, and any and all assets and Capital Stock (and all rights associated with such Capital Stock) of such Subsidiary Guarantor, and of any Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor, that constitute part of the Pledged Collateral shall be fully and unconditionally released from the Lien created by Article XII and shall no longer constitute Pledged Collateral. In the event that a Subsidiary Guarantor is the survivor of a merger or consolidation with the Company, such Subsidiary Guarantor shall assume the obligations of the Company pursuant to Section 5.2 and the Guaranty of such Subsidiary Guarantor shall be released and shall no longer have any force or effect and all assets and Capital Stock (and all rights associated with such Capital Stock) of such Subsidiary Guarantor, that constitute part of the Pledged Collateral shall be unconditionally released from the Lien created by Article XII and shall no longer constitute Pledged Collateral.

                  (b) Nothing contained in this Indenture shall prevent any sale or conveyance of assets of any Subsidiary Guarantor (whether or not constituting all or substantially all of the assets of such Subsidiary Guarantor) to any Person, provided that the Company shall comply with the provisions of Section 4.14, and provided further that, in the event that all or substantially all of the assets of a Subsidiary Guarantor are sold or conveyed, the guarantees of such Subsidiary Guarantor (as set forth in Section 13.1) shall be released and shall no longer have any force or effect, and all assets and Capital Stock (and all rights associated with such Capital Stock) of such Subsidiary Guarantor, and of each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor, that constitute part of the Pledged Collateral shall be unconditionally released from the Lien created by Article XII and shall no longer constitute Pledged Collateral.

                  (c) Except as provided in Section 13.4(a) or Section 13.5, each Subsidiary Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Subsidiary Guarantor is the continuing entity or (b) the resulting or surviving entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; and (iii) the Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required, such supplemental indenture complies with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

                  (d) Upon any consolidation or merger of the Subsidiary Guarantor in accordance with Section 13.4(c) hereof, the successor corporation formed by such consolidation or into which the Subsidiary Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Subsidiary Guarantor, and when a successor corporation duly assumes all of the obligations of the Subsidiary Guarantor pursuant hereto and pursuant to the Securities, the Subsidiary Guarantor shall be released from such obligations.

SECTION 13.5.        Release of Subsidiary Guarantors and Collateral.
                     -----------------------------------------------

                  (a) Without any further notice or action being required by any Person, any Subsidiary Guarantor, and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor, shall be fully and conditionally released and discharged from all obligations under its guarantee and this Indenture, and any and all assets and Capital Stock (and all rights associated with such Capital Stock) of such Subsidiary Guarantor, and of each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor, constituting Pledged Collateral shall be fully and unconditionally released, upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Subsidiary Guarantor, or 50% or more of the Capital Stock of any such Subsidiary Guarantor to Persons other than the Company and its Subsidiaries or (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and its Subsidiaries beneficially own more than 50% of the capital stock of such Subsidiary Guarantor, provided that, in either such case, the Net Cash Proceeds of such sale, disposition, merger or consolidation are applied in accordance with Section 4.14 of this Indenture or (iii) a Legal Defeasance or Covenant Defeasance, as set forth in Article VIII or (iv) such Subsidiary Guarantor becoming a Special Purpose Subsidiary. Notwithstanding the foregoing provisions of this Section 13.5(a), the pledge and grant of a security interest set forth in Section 12.1 shall not be released pursuant to clause (i) or (ii) above with respect to any Pledged Shares that continue to be held by any Pledgor after the consummation of any transaction described in clause (i) or (ii) above, unless such pledge and security interest are otherwise released in accordance with the provisions of section 13.5.

                  (b) The releases and discharges set forth in Section 13.5(a) shall be effective (i) in the case of releases and discharges effected pursuant to clause (i) or (ii) of Section 13.5(a) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof, (ii) in the case of releases and discharges effected pursuant to clause (iii) of Section 13.5(a), upon the date of Covenant Defeasance or Legal Defeasance, as applicable and (iii) in the case of a Subsidiary becoming a Special Purpose Subsidiary, on the date such Subsidiary becomes a Special Purpose Subsidiary. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 13.5.

                  (c) Notwithstanding the foregoing provisions of this Article XIII, (i) any Subsidiary Guarantor whose guarantee would otherwise be released pursuant to the provisions of this Section 13.5 may elect, by written notice to the Trustee, to maintain such guarantee in effect notwithstanding the event or events that otherwise would cause the release of such guarantee (which election to maintain such guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Subsidiary Guarantor may elect, by written notice to the Trustee, to become a Subsidiary Guarantor (which election may be conditional or for a limited period of time).

SECTION 13.6.        Certain Bankruptcy Events.

                  Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.


                                  ARTICLE XIV.
                                  MISCELLANEOUS

SECTION 14.1.        TIA Controls.
                     ------------

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 14.2.        Notices.
                     -------

                  Any notices or other communications to the Company or any Subsidiary Guarantor, Paying Agent, Registrar, Securities Custodian, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company or any Subsidiary Guarantor:

                                    HMH Properties, Inc.
                                    10400 Fernwood Road
                                    Bethesda, MD 20817
                                    Attention:  General Counsel
                                    Telephone:  (301) 580-6000
                                    Telecopy:  (301) 580-6338
                           if to the Trustee:

                                    Marine Midland Bank
                                    140 Broadway
                                    New York, New York 10005
                                    Attention: Corporate Trust Division
                                    Telephone:  (212)658-6084
                                    Telecopy:  (212)658-6425

                           if to Paying Agent or the Registrar:

                                    Bankers Trust Company
                                    Corporate Trust and Agency Group
                                    Four Albany Street
                                    New York, New York 10006
                                    Attention:  Corporate Market Services
                                    Telephone:  (212) 250-4523
                                    Telecopy:  (212) 250-6961

                  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA (S) 313(c) to the extent required by the TIA.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.3.        Communications by Holders with Other Holders.
                     --------------------------------------------

                  Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 14.4.        Certificate and Opinion as to Conditions Precedent.
                     --------------------------------------------------

                  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                  (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee), stating that, in the opinion of such counsel, all such conditions precedent have been met; provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 14.4.

SECTION 14.5.        Statements Required in Certificate or Opinion.
                     ---------------------------------------------

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA
(S)314(e) and shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.6.        Rules by Trustee, Paying Agent, Registrar.
                     -----------------------------------------

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. Any Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 14.7.        Non-Business Days.
                     -----------------

                  If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 14.8.        Governing Law.
                     -------------

                  THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

SECTION 14.9.        No Adverse Interpretation of Other Agreements.
                     ---------------------------------------------

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.       No Recourse against Others.
                     --------------------------

                  No direct or indirect stockholder, partner, employee, officer or director, past, present or future, of the Company, the Subsidiary Guarantors or any successor entity, shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Securities or this Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 14.11.       Successors.
                     ----------

                  All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.12.       Duplicate Originals.
                     -------------------

                  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 14.13.       Severability.
                     ------------

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 14.14.       Table of Contents, Headings, Etc.
                     --------------------------------

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.15.       Qualification of Indenture.
                     --------------------------

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys, fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 14.16.       Registration Rights.
                     -------------------

                  Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                         HMH PROPERTIES, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HMC RETIREMENT PROPERTIES, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HMH MARINA, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HMH PENTAGON CORPORATION


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HMH RIVERS, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HOST AIRPORT HOTELS, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         MARRIOTT FINANCIAL SERVICES, INC.


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         MARRIOTT SBM TWO CORPORATION


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HOST OF BOSTON, LTD.
                                               BY:   Host Airport, Ltd., its
                                                     General Partner


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         HOST OF HOUSTON, LTD.
                                            BY:      Host Airport, Ltd., its
                                                     General Partner


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         HOST OF HOUSTON 1979
                                               BY:   HMH Properties, Inc.


                                         By:
                                              -------------------------------
                                              Name:
                                              Title:



                                         MARINE MIDLAND BANK
                                                  as Trustee



                                         By:
                                              -------------------------------
                                              Name:
                                              Title:

                                                                       Exhibit A

                                FORM OF SECURITY

                             [HMH PROPERTIES, INC.]

                       9 1/2% SERIES A SENIOR SECURED NOTE
                                    DUE 2005

No.                                                                $___________


          HMH Properties, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ____________ Dollars, on May 15, 2005.

          Interest Payment Dates: May 15 and November 15 commencing November 15, 1995.

          Record Dates: May 1 and November 1.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  May 25, 1995
                                       HMH PROPERTIES, INC., a
                                       Delaware corporation
[Seal]


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:




Attest:
         ----------------------------
         Secretary

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

              This is one of the Securities described in the within-mentioned Indenture.

MARINE MIDLAND BANK                  OR      MARINE MIDLAND BANK
as Trustee                                   as Trustee




By:                                     By:  BANKERS TRUST COMPANY
      --------------------------------       --------------------------------
      Authorized Signatory                            as Authenticating Agent




                                        By:
                                             --------------------------------
                                                   Authorized Signatory

                              HMH PROPERTIES, INC.

                       9 1/2% Series A Senior Secured Note
                                    due 2005

                  Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION

                  STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2),
                  (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000 FOR

-------------------

/1/ This paragraph should only be added if the Security is issued in global form.

               INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."/2/

1.       Interest.
         --------

                  HMH Properties, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 9 1/2% per annum from May 25, 1995 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 9 1/2% per annum compounded semi-annually.

                  The Company will pay interest semi-annually on May 15 and November 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing November 15, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.
         -----------------

                  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of principal, premium and interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.       Paying Agent and Registrar.
         --------------------------

                  Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

--------------------

/2/      This paragraph should be included only for the Initial Securities.

4.       Indenture.
         ---------

                  The Company issued the Securities under an Indenture, dated as of May 25, 1995 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and Marine Midland Bank (the "Trustee" which term includes any successor Trustee under the Indenture). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior secured obligations of the Company limited in aggregate principal amount to $600,000,000. The Securities are secured by a pledge of the Pledged Shares.

5.       Redemption.
         ----------

                  The Securities may be redeemed, in whole or in part, at any time on or after May 15, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest to the Redemption Date. The Securities may not be so redeemed prior to May 15, 2000.

              If redeemed during
              the 12-month period
              commencing May 15                                Redemption Price
              -----------------                                ----------------
              2000..........................................           103.563%
              2001..........................................           102.375%
              2002..........................................           101.188%
              2003 and thereafter...........................           100.000%

                  Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.
         --------------------

                  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.       Denominations; Transfer; Exchange.
         ---------------------------------

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.       Persons Deemed Owners.
         ---------------------

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.
         ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.
         -----------------------------------------

                  Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may, within one year of the Stated Maturity of the Securities, elect to have its obligations discharged with respect to outstanding Securities.

11.      Amendment;  Supplement;  Waiver.
         -------------------------------

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.
         ---------------------

                  The Indenture imposes certain limitations on the ability of the Company and the Subsidiary Guarantors to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.      Repurchase at Option of Holder.
         ------------------------------

         (a) If there is a Change of Control Triggering Event, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus (subject to the right of Holders of Record on a Record Date that is on or prior to such Purchase Date to receive interest due on the Interest Payment Date to which such Record Date relates) accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) The Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or to make an offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

14.      Notation of Guaranty.
         --------------------

                  As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 13.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article Thirteen of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

15.      Successors.
         ----------

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.      Defaults and Remedies.
         ---------------------

                  If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.      Trustee or Agent Dealings with Company.
         --------------------------------------

                  The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

18.      No Recourse Against Others.
         --------------------------

                  No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future, of the Company, the Subsidiary Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Securities or the Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.
         --------------

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.      Abbreviations and Defined Terms.
         -------------------------------

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM ( = tenants in common), TEN ENT
( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A
( = Uniform Gifts to Minors Act).

21.      CUSIP Numbers.
         -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Additional Rights of Holders of Transfer Restricted Securities.
         --------------------------------------------------------------

                  In addition to the rights provided to Holders of Securities under the Indenture, Holders of Initial Securities shall have all the rights set forth in the Registration Rights Agreement.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  HMH Properties, Inc.
                  10400 Fernwood Road
                  Bethesda, MD 20817
                  Attn:  Corporate Secretary

                             [FORM OF] ASSIGNMENT
                             --------------------

                  I or we assign this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


             (Print or type name, address and zip code of assignee)

     Please insert Social Security or other identifying number of assignee

     ----------------------------

and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:   _____________________            Signed:  _____________________________


--------------------------------------------------------------------------------
                        (Sign exactly as name appears on
                        the other side of this Security)

                              Signature Guarantee*




---------------

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
         (I) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) in such other guarantee program acceptable to be Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE
                       ----------------------------------

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box: [___] Section 4.14 [___] Article XI

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased: $________________

Date:                                Signature:
      ---------------------                    --------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Security)

                                     Signature Guarantee**






----------------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
         (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) in such other guarantee program acceptable to be Trustee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES***
                ----------------------------------------------

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                  Amount of                 Amount of                  Principal Amount          Signature of
                  decrease in               increase in                of this Global            authorized officer
                  Principal Amount          Principal Amount           Security following        of Trustee or
Date of           of this Global            of this Global             such decrease (or         Securities
Exchange          Security                  Security                   increase)                 Custodian
------------------------------------------------------------------------------------------------------------------


----------------

*** This schedule should only be added if the Security is issued in global form.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES
                    -----------------------------------------


     Re:    9 1/2% SERIES A SENIOR SECURED NOTES DUE 2005 OF HMH PROPERTIES,
            INC.

     This Certificate relates to $_________ principal amount of Securities held in (check applicable box) ________ book-entry or _________ definitive form by ________ (the "Transferor").

The Transferor (check applicable box):


     [_]    has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_]    has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):


     [_]    Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     [_]    Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture.

     [_]    Such Security is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an exemption from registration in accordance with Regulation Sunder the Securities Act or to an "institutional accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for distribution in violation of the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

     [_]    Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, in accordance with Rule 144 under the Securities Act, or to an "institutional accredited investor" within the meaning of Rule 501(A)(1),
(2), (3) or (7) under the Securities Act that is acquiring the Security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of $100,000, not with a view to or for distribution in violation of the Securities Act, and an opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).


                                               -------------------------------
                                               [INSERT NAME OF TRANSFEROR]



                                               By:
                                                  ----------------------------


Date:
      ------------------------